Exhibit 1.1

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of May, 7, 2026 is entered into among Unusual Machines, Inc., a Nevada corporation (the “Parent”), Upgrade Energy LLC, a Delaware limited liability company and wholly owned subsidiary of the Parent (the “Merger Sub”), DroneNX LLC d/b/a Upgrade Energy, a Missouri limited liability company (“Upgrade”), and Matthew Barnard, an individual, solely in his capacity as the sole member of Upgrade and Member Representative (the “Member Representative”).

WHEREAS, the parties intend that the Merger Sub be merged with Upgrade, with the Merger Sub surviving that merger as a wholly owned subsidiary of the Parent on the terms and subject to the conditions set forth herein (the “Merger”);

WHEREAS, Upgrade and the Member Representative have (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of Upgrade, (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and (c) resolved to recommend adoption of this Agreement by Upgrade in accordance with the Missouri Revised Statutes Sections 347.700 to 347.735 (the “MRS”);

WHEREAS, by his execution of this Agreement, the Member Representative, on behalf of Upgrade, consents to and approves this Agreement, the Merger and the transactions contemplated hereby in accordance with the MRS;

WHEREAS, the respective Boards of the Parent and the Merger Sub have (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the Parent, the Merger Sub and their respective stockholders and members, and (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger in accordance with the Delaware Limited Liability Act, codified in Chapter 18 of the Delaware Code (the “DLLA”); and

WHEREAS, the Parent, the Merger Sub and Upgrade intend that the Merger qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code and this Agreement shall constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

Definitions

Capitalized words and terms which are not descriptive have the meanings specified or referred to in this Article I:

“Acquisition Proposal” has the meaning set forth in Section 5.04(a).

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, inquiry before investigation, or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Ancillary Documents” means the Employment Agreement, and the Registration Rights Agreement.

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“Audited Financial Statements” has the meaning set forth in Section 5.02(a).

“Balance Sheet” has the meaning set forth in Section 5.02(a).

“Balance Sheet Date” has the meaning set forth in Section 5.02(a).

“Basket” has the meaning set forth in Section 8.04(a).

“Board” means a board of directors, board of managers, or similar governing body.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Orlando, Florida are authorized or required by Law to be closed for business.

“Calculation Period” means for the two year period following the date of this Agreement, each of the two 12 month periods beginning on the date hereof and ending on the last Business Day of the 12 month period thereafter, (referred to herein as the “First Calculation Period” and the “Second Calculation Period”, respectively).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Certificate of Merger” has the meaning set forth in Section 2.05.

“Closing” has the meaning set forth in Section 2.03.

“Closing Date” has the meaning set forth in Section 2.03.

“Closing Indebtedness Certificate” means a certificate executed by the Chief Executive Officer of Upgrade certifying on behalf of Upgrade an itemized list of all outstanding Indebtedness as of the open of business on the Closing Date and the Person to whom such outstanding Indebtedness is owed and an aggregate total of such outstanding Indebtedness.

“Closing Transaction Expenses Certificate” means a certificate executed by the Chief Executive Officer of Upgrade, certifying on behalf of Upgrade the amount of Transaction Expenses remaining unpaid as of the open of business on the Closing Date (including an itemized list of each such unpaid Transaction Expenses with a description of the nature of such expense and the Person to whom such expense is owed).

“Code” means the Internal Revenue Code of 1986, as amended.

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“Common Stock” means the common stock, par value $0.01 of the Parent.

“Company Parties” has the meaning set forth in Section 4.24.

“Competitive Business” the business of the manufacture, design, assembly, installation, and/or sale of UAS batteries, battery form factor technology, and related battery designs.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Copyrights” has the meaning set forth in the definition of Intellectual Property.

“Covered UAS” means unmanned aircraft systems contained on the Federal Communications Commission’s Covered List, any other unmanned aircraft systems subject to any of the Department of War’s Drone Dominance programs and switchblade drones.

“Direct Claim” has the meaning set forth in Section 8.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Upgrade and the Parent concurrently with the execution and delivery of this Agreement.

“Disputed Amounts” has the meaning set forth in Section 2.02(c)(iv) and Section 2.13(b)(iii), as applicable.

“DLLA” has the meaning set forth in the recitals.

“Dollars” or “$” means the lawful currency of the United States.

“Drop Dead Date” has the meaning set forth in Section 9.01(b).

“Earn-Out Calculation” has the meaning set forth in Section 2.02(c)(ii).

“Earn-Out Calculation Statement” has the meaning set forth in Section 2.02(c)(i).

“Earn-Out Payment” has the meaning set forth in Section 2.02(b).

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“Earn-Out Payment Date” has the meaning set forth in Section 2.02(d).

“Effective Time” has the meaning set forth in Section 2.05.

“Employment Agreement” means the Employment Agreement to be entered into as of the Closing Date, between the Parent or Merger Sub and the Member Representative, which shall be in form and substance mutually acceptable to the parties.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Enforceability Exceptions” has the meaning set forth in Section 3.02.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, notice of violation, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability arising out of, based on or resulting from: (a) the presence of, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to air quality, pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety (to the extent related to exposure to Hazardous Materials), or the environment (including ambient or indoor air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act of 1910, as amended, 7 U.S.C. §§ 136 et seq.; the Oil Pollution Act of 1990, as amended, 33 U.S.C. §§2701 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq. (but only in relation to Hazardous Materials); and the River and Harbors Appropriation Act, 33 U.S.C. Section 403, et seq.; the California Hazardous Waste Control Law, California Health and Safety Code § 25100, et seq.; the California Rechargeable Battery Recycling Act of 2006, Public Resources Code §§ 42451-42456; the California Safe Drinking Water and Toxic Enforcement Act of 1986; California Health and Safety Code § 25249.5, et seq. (“Proposition 65”); the California Porter-Cologne Water Quality Control Act, California Water Code § 13000, et seq.; the California Environmental Quality Act; and any amendments or successor statutes to the foregoing. In addition to the foregoing, including those administered by the California Department of Toxic Substances Control and the applicable Air Quality Management District. Environmental Law also means and includes all voluntary cleanup programs and brownfields programs under federal, state, or local law.

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“Environmental Permit” means any Permit required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“Evaluation Date” has the meaning contained in Section 4.19.

“Exchange Act” means the Securities Exchange Act of 1934.

“FCPA” means the Foreign Corrupt Practices Act of 1977.

“Final Determination” means, with respect to any Tax matter, a determination within the meaning of Section 1313(a) of the Code (or any analogous provision of state, local, or non-U.S. Tax Law).

“Financial Statements” has the meaning set forth in Section 5.02.

“First Calculation Period” has the meaning as defined above in “Calculation Period.”

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Government Bid” means any offer, quotation, bid or proposal made by Upgrade prior to the Closing Date that, if accepted or awarded, would result in a Government Contract.

“Government Contract or Subcontract” means any Contract, purchase order, task order, delivery order, teaming agreement, joint venture agreement, strategic alliance agreement, basic ordering agreement, pricing agreement, blanket purchase agreement, letter contract or other similar arrangement of any kind entered into between Upgrade, on the one hand, and (i) any Governmental Authority, (ii) any prime contractor of a Governmental Authority in its capacity as a prime contractor, or (iii) any higher-tier or lower-tier subcontractor of a Governmental Authority in its capacity as a subcontractor, on the other hand, in each case, pursuant to which Upgrade earns aggregate annual revenue in excess of $50,000. A task, purchase or delivery order under a Government Contract shall be deemed a part of the Government Contract under which it was issued for purposes of this definition.

“Government Official” means any officer, employee, official, representative, or any Person acting for or on behalf of any Governmental Authority, or public international organization, any political party or official thereof, and any candidate for political office.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

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“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls and per- and poly-fluoroalkyl substances (PFAS).

“Indebtedness” means, without duplication, all (a) indebtedness for borrowed money outstanding as of immediately prior to the Closing; (b) obligations for the deferred purchase price of property or services, (c) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations under any interest rate, currency swap or other hedging agreement or arrangement; (e) obligations under any lease that is required to be accounted for as a capital lease on the balance sheet of Upgrade in accordance with GAAP; (f) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions; (g) guarantees made on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (a) through (f); and (h) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (g). Notwithstanding the foregoing, Indebtedness shall not include any (x) Taxes, (y) accounts payable, or (z) any other amount to the extent included in the Transaction Expenses.

“Indemnified Party” has the meaning set forth in Section 8.05.

“Indemnified Taxes” means, without duplication, (a) all Taxes of Upgrade attributable to any Pre-Closing Tax Period; (b) all Taxes imposed on Upgrade by reason of its membership in any affiliated, consolidated, combined, or unitary group on or prior to the Closing Date pursuant to Treasury Regulation Section 1.1502-6 or any analogous provision of state, local, or non-U.S. Law; and (c) all Taxes of any Person imposed on Upgrade arising under the principles of transferee or successor liability or by contract or otherwise, relating to any event or transaction occurring before the Closing Date; in each case, solely to the extent such Taxes (i) do not arise from any action taken by Parent or the Surviving Company outside the ordinary course of business after the Closing, without regard to any fact, condition, or circumstance existing on or prior to the Closing Date that contributes to or gives rise to such Tax liability, and (ii) do not arise from any prospective (non-retroactive) change in applicable Law enacted after the Closing Date that increases Tax liability for taxable periods beginning after the Closing Date.

“Indemnifying Party” has the meaning set forth in Section 8.05.

“Independent Accountant” has the meaning set forth in Section 2.02(c)(iv).

“Insurance Policies” has the meaning set forth in Section 3.15.

“Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names, uniform resource locators, social media account or user names, handles, and other identifiers, and all associated websites and web pages, social media profiles and pages, and all content and data thereon or relating thereto; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) computer programs, operating systems, applications, firmware, and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof (“Software”); (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights of a similar nature to the foregoing, in each case, that are material to the business of Upgrade as currently conducted.

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“Interim Balance Sheet” has the meaning set forth in Section 5.02.

“Interim Balance Sheet Date” has the meaning set forth in Section 5.02.

“Interim Financial Statements” has the meaning set forth in Section 5.02.

“Inventory” has the meaning set forth in Section 3.12.

“IP Agreements” means all Contracts concerning the licensing, development, distribution, supply, marketing, maintenance, support or other exploitation of, or otherwise relating to, any Intellectual Property.

“IP Registrations” has the meaning set forth in Section 3.11(c).

“IT Systems” means all Software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by Upgrade.

“Knowledge” means, (a) when used with respect to Upgrade or the Member Representative: (i) prior to Closing, the actual knowledge of the Member Representative, and (ii) at Closing, the actual or constructive knowledge of the Member Representative or the employees identified on Schedule A; and (b) when used with respect to the Parent, means the actual or constructive knowledge of any executive officer of the Parent who is required to file ownership reports under Section 16(a) of the Exchange Act with the SEC.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” has the meaning set forth in Section 3.06.

“Licensed Intellectual Property” means all Intellectual Property in which Upgrade holds any rights or interests granted by other Persons, including any of its Affiliates.

“Losses” means losses, damages, Liabilities, claims, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive damages, except to the extent actually awarded to a Governmental Authority or other third party.

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“Material Adverse Effect” means regardless of whether such effect is short-term or long-term, any event, occurrence, fact, condition or change that (a) has had, or would reasonably be expected to have, individually or in the aggregate, a materially adverse effect on the business, results of operations, condition (financial or otherwise) or assets of a party, or (b) materially and adversely affects the ability of a party to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to, in whole or in part: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which a party operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) in the course of performing obligations hereunder; (vi) any changes in applicable Laws or accounting rules, including GAAP; (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers or employees; (viii) any natural or man-made disasters or acts of God; (x) any epidemics, pandemics, or disease outbreaks or any worsening thereof; or (xi) any failure by a party to meet any internal or published projections, forecasts or revenue or earnings predictions (provided, that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i), (iv), (vi) and (viii) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on a party compared to other participants in the industry in which such party conducts its businesses (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect of a party has occurred).

“Material Contracts” means (a) any Contract involving consideration of at least $100,000; (b) all contracts concerning the occupancy, management or operation of any Real Property; and (c) all IP Agreements.

“Material Customers” has the meaning set forth in Section 3.14(a).

“Material Suppliers” has the meaning set forth in Section 3.14(b).

“Member Indemnitee” has the meaning set forth in Section 8.03.

“Member Representative” has the meaning set forth in the preamble.

“Membership Interests” means all of the outstanding membership interests of Upgrade.

“Merger” has the meaning set forth in the recitals.

“Merger Consideration” has the meaning set forth in Section 2.02.

“Merger Sub” has the meaning set forth in the preamble.

“Misconduct” has the meaning set forth in Section 3.19(d).

“MRS” has the meaning set forth in the recitals.

“NDAA” means the National Defense Authorization Act as in effect for the Fiscal Years 2019 through 2026, as applicable and, as may be used herein, by reference to “FY[year]”, unless otherwise specified.

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“Parent” has the meaning set forth in the preamble.

“Parent Indemnitees” has the meaning set forth in Section 8.02.

“Patents” has the meaning set forth in the definition of Intellectual Property.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” has the meaning set forth in Section 3.09(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Plan” has the meaning set forth in Section 4.11.

“Platform Agreements” has the meaning set forth in Section 3.11(h).

“Post-Closing Adjustment” has the meaning set forth in Section 2.13(c).

“Post-Closing Statement” has the meaning set forth in Section 2.13(a).

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such taxable period ending on and including the Closing Date.

“Real Property” means the real property owned by, or leased or subleased to, a party, together with all buildings, structures and facilities located thereon.

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date hereof, between the Parent and the Member Representative, substantially in the form of Exhibit A attached.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing, recycling or allowing to escape or migrate into or through the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Resolution Period” has the meaning set forth in Section 2.02(c)(iii) and Section 2.13(b)(ii), as applicable.

“Restricted Period” has the meaning set forth in Section 5.10(a).

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“Revenue” means the revenue of the Merger Sub contained on financial statements of the Merger Sub prepared by the Parent in accordance with GAAP over the applicable time period, which, for the avoidance of doubt, will include all revenue derived from sales to Parent or any of its Affiliates.

“Review Period” has the meaning set forth in Section 2.02(c)(ii) and Section 2.13(b)(i), as applicable.

“SEC” has the meaning contained in Section 4.10.

“Second Calculation Period” has the meaning as defined above in “Calculation Period.”

“SEC Reports” has the meaning contained in Section 4.10.

“Shares” means the Common Stock of the Parent, par value $0.01 per share to be issued to the Member Representative pursuant to this Agreement.

“Software” has the meaning set forth in the definition of Intellectual Property.

“Special Breach” has the meaning set forth in Section 2.13(a).

“Statement of Objections” has the meaning set forth in Section 2.02(c)(iii) and Section 2.13(b)(ii), as applicable.

“Straddle Period” has the meaning set forth in Section 6.03.

“Subsidiary” means any subsidiary of the Parent and shall, where applicable, also include any direct or indirect subsidiary of the Parent.

“Surviving Company” has the meaning set forth in Section 2.01.

“Tax Claim” has the meaning set forth in Section 6.05.

“Tax Contest” has the meaning set forth in Section 6.05.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means all federal, state, local, non-U.S. and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

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“Termination Fee” has the meaning set forth in Section 9.02(b).

“Third-Party Claim” has the meaning set forth in Section 8.05(a).

“Trade Secrets” has the meaning set forth in the definition of Intellectual Property.

“Trademarks” has the meaning set forth in the definition of Intellectual Property.

“Trading Market” means the NYSE American or the New York Stock Exchange (or any successors thereto).

“Transaction Expenses” means all fees and expenses incurred by Upgrade and any Affiliate at or prior to the Closing in connection with the preparation, negotiation and execution of this Agreement and the Ancillary Documents, and the performance and consummation of the Merger and the other transactions contemplated hereby and thereby.

“UAS” means an aircraft operated without direct human intervention from within it, combined with its necessary ground-based controller and communication links.

“Undisputed Amounts” has the meaning set forth in Section 2.02(c)(iv) and Section 2.13(b)(iii), as applicable.

“Union” has the meaning set forth in Section 3.19(b).

“VEVRAA” has the meaning set forth in Section 3.19(e).

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Article II

The Merger

Section 2.01 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DLLA and the MRS, at the Effective Time, (a) Upgrade will merge with and into the Merger Sub, and (b) the separate corporate existence of Upgrade will cease and the Merger Sub will continue its existence under the DLLA as the surviving company in the Merger (sometimes referred to herein as the “Surviving Company”).

Section 2.02 Merger Consideration. The aggregate merger consideration (“Merger Consideration”) payable by the Merger Sub to the Member Representative in connection with the Merger will be up to $52,000,000, payable as follows:

(a) Closing Payment: At Closing, (i) 1,792,012 Shares which will be issued to the Member Representative via book entry, and (ii) $1 million in cash.

(b) Post-Closing Earn-Out Payments: $26,000,000 in cash, less adjustments made pursuant to this Agreement, as additional Merger Consideration, at such times and subject to the conditions set forth below:

(i) the Parent shall pay to the Member Representative (A) with respect to the First Calculation Period, if the Revenue of the Merger Sub exceeds $10,000,000, an amount equal to $26 million in cash (the “Earn-Out Payment”). If Revenue does not exceed $10,000,000 for the First Calculation Period, no Earn-Out Payment shall be due for such First Calculation Period; or (B) with respect to the Second Calculation Period, (x) if Revenue of the Merger Sub exceeds $10,000,000, the Earn-Out Payment shall be paid; or (y) if Revenue does not exceed $10,000,000 for the Second Calculation Period, the Earn-out Payment shall be adjusted on a pro rata basis and such pro rata portion paid at the end of the Second Calculation Period. By way of example, if the Merger Sub Revenue is equal to $9,000,000, the Earn-Out Payment will be equal to 90% or $23,400,000.

(c) Procedures Applicable to Determination of the Earn-Out Payments.

(i) On or before 45 days after the end of each six month fiscal period following the Closing Date, beginning at the end of the second fiscal quarter following the Closing Date, Merger Sub shall prepare and send an Earn-Out Calculation Statement (the “Earn-Out Calculation Statement”) to the Member Representative indicating the Revenue of Merger Sub since the Closing Date. Such Earn-Out Calculation Statement shall be prepared in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited Financial Statements for the most recent fiscal year end as if such Earn-Out Calculation Statement was being prepared and audited as of a fiscal year end.

(ii) The Member Representative shall have 30 days after receipt of each Earn-Out Calculation Statement (in each case, a “Review Period”) to review the Earn-Out Calculation Statement and the Earn-Out Calculation set forth therein (the “Earn-Out Calculation”). During the Review Period, the Member Representative and his accountants shall have full access to the books and records of the Surviving Company, the personnel of, and work papers prepared by, the Parent and/or its accountants to the extent that they relate to the Earn-Out Calculation Statement and to such historical financial information (to the extent in the Parent’s possession) relating to the Earn-Out Calculation Statement as the Member Representative may reasonably request for the purpose of reviewing the Earn-Out Calculation Statement and the Earn-Out Calculation set forth therein and to prepare a Statement of Objections (defined below), provided, that such access shall be in a manner that does not interfere with the normal business operations of the Parent or the Surviving Company.

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(iii) Objection. On or prior to the last day of the Review Period, the Member Representative may object to the Earn-Out Calculation Statement by delivering to the Parent a written statement setting forth its objections in reasonable detail, indicating each disputed item or amount and the basis for its disagreement therewith (a “Statement of Objections”). If the Member Representative fails to deliver the Statement of Objections before the expiration of the Review Period, the Earn-Out Calculation Statement and the Earn-Out Calculation therein, shall be deemed to have been accepted by the Member Representative. If the Member Representative delivers the Statement of Objections before the expiration of the Review Period, the Parent and the Member Representative shall negotiate in good faith to resolve such objections within 30 days after the delivery of the Statement of Objections (a “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Earn-Out Calculation Statement and the Earn-Out Calculation therein, with such changes as may have been previously agreed in writing by the Parent and the Member Representative, shall be final and binding.

(iv) Resolution of Disputes. If the Member Representative and the Parent fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to the office of Rose, Snyder & Jacobs LLP, 15821 Ventura Boulevard, Suite 490, Encino, California 91436 or, if the office of Rose, Snyder & Jacobs LLP is unable to serve, the Parent and the Member Representative shall appoint by mutual agreement the office of an impartial nationally recognized firm of independent certified public accountants (the “Independent Accountant”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Earn-Out Calculation Statement and the Earn-Out Calculation, as the case may be. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Earn-Out Calculation Statement and the Earn-Out Calculation and the Statement of Objections, respectively.

(v) Fees of the Independent Accountant. The fees and expenses of the Independent Accountant shall be paid by the Member Representative, on the one hand, and by the Parent, on the other hand, based upon the percentage that the amount actually contested but not awarded to the Member Representative or the Parent, respectively, bears to the aggregate amount actually contested by the Member Representative and the Parent.

(vi) Determination by Independent Accountant. The Independent Accountant shall make a determination as soon as practicable within 30 days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Earn-Out Calculation Statement and the Earn-Out Calculation Statement shall be conclusive and binding upon the parties hereto.

(d) Timing of Payment of Earn-Out Payment. Any Earn-Out Payment that the Parent is required to pay pursuant to Section 2.02 hereof shall be paid in full no later than 15 days following the date upon which the determination that Revenue of Merger Sub exceeded $10,000,000, or if at the end of the two-year period, the amount of Revenue of Merger Sub in such period and, in either case, such Earn-Out Calculation Statement becomes final and binding upon the parties as provided in Section 2.02(c) (including any final resolution of any dispute raised by the Member Representative in a Statement of Objections) (the “Earn-Out Payment Date”).

(e) Post-Closing Operation of the Surviving Company. Subject to the terms of this Agreement and the other Ancillary Documents, subsequent to the Closing, the Parent and the Merger Sub shall not, directly or indirectly, take any actions in bad faith that would have the purpose of avoiding or reducing the Earn-Out Payment hereunder.

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(f) Tax Treatment of Earn-Out Payments. The parties agree to treat any Earn-Out Payment for all Tax purposes as additional consideration paid in connection with the Merger (and not as compensation for services or any other characterization), and shall file all Tax Returns and other reports in a manner consistent with such treatment, unless otherwise required by applicable Law. To the extent permitted by applicable Law, and consistent with the Intended Tax Treatment described in Section 6.07, the parties agree to report the transactions contemplated by this Agreement, including the Earn-Out Payments, in a manner consistent with the installment sale provisions of Section 453 of the Code unless otherwise required by applicable Law or a Final Determination. No party to this Agreement, nor any Affiliate thereof, shall take any position on any Tax Return, in any Tax proceeding, or otherwise that is inconsistent with such treatment without the prior written consent of the Member Representative, which consent may be withheld in the Member Representative’s sole discretion; provided, however, that no such consent shall be required if such inconsistent position is required by a Final Determination.

Section 2.03 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place after the last of the conditions to Closing set forth in Article VII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), remotely by electronic exchange of documents and signatures at 10:00 a.m. Eastern time, or at such other time or on such other date or at such other place as Upgrade and the Parent may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

Section 2.04 Closing Deliverables.

(a) At or prior to the Closing, Upgrade and the Member Representative shall deliver to the Parent and the Merger Sub the following:

(i) the Audited Financial Statements and the Interim Financial Statements;

(ii) Any updates to the provisions of this Agreement including the Disclosure Schedules;

(iii) a bring down certificate executed by the Member Representative to the effect that the representation and warranties contained in Article III and subsumed within Section 5.02 are true and correct after giving effect to any updated Disclosure Schedules delivered pursuant to Section 2.04(a)(ii), and, except as reflected in the bring down certificate;

(iv) the Registration Rights Agreement duly executed by the Member Representative;

(v) the Employment Agreement duly executed by the Member Representative;

(vi) a certificate, dated the Closing Date and signed by a duly authorized officer of Upgrade, that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied;

(vii) a certificate of the Member Representative certifying that (A) attached thereto are true and complete copies of all resolutions adopted by Upgrade authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, (B) all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby, and (C) the Member Representative has not revoked his approval of the Merger;

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(viii) a good standing certificate (or its equivalent) from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which Upgrade is organized and each jurisdiction where it is required to be organized as a foreign limited liability company;

(ix) at least two Business Days prior to the Closing, the Closing Transaction Expenses Certificate;

(x) at least two Business Days prior to the Closing, the Closing Indebtedness Certificate;

(xi) the Certificate of Merger signed by a duly authorized officer of Upgrade;

(xii) an opinion of Upgrade’s counsel reasonably satisfactory to the Parent and the Merger Sub; and

(xiii) such other documents or instruments as the Parent reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(b) At the Closing, the Parent and the Merger Sub shall deliver to Upgrade (or such other Person as may be specified herein) the following:

(i) Any updates to the provisions of this Agreement including the Disclosure Schedules;

(ii) the Registration Rights Agreement duly executed by the Parent;

(iii) the Employment Agreement duly executed by the Parent or the Merger Sub;

(iv) delivery of evidence of book entry of the Shares;

(v) payment of third parties by wire transfer of immediately available funds that amount of money due and owing from Upgrade to such third parties as Transaction Expenses as set forth on the Closing Transaction Expenses Certificate;

(vi) a certificate, dated the Closing Date and signed by a duly authorized officer of the Parent and the Merger Sub, that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied;

(vii) a certificate of the Secretary or an Assistant Secretary of the Parent and the Merger Sub certifying that (A) attached thereto are true and complete copies of all resolutions adopted by the Board of the Parent and the Merger Sub authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and (B) that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; and

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(viii) a resignation of the initial officer of the Merger Sub and resolutions of the Board of the Merger Sub relating to appointment of a new Chief Executive Officer;

(ix) an opinion of the Parent’s counsel reasonably satisfactory to Upgrade;

(x) such other documents or instruments as Upgrade reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 2.05 Effective Time. Subject to the provisions of this Agreement, at the Closing, Upgrade, the Parent and the Merger Sub shall cause a Certificate of Merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware and the Secretary of the State of Missouri in accordance with the relevant provisions of the DLLA and the MRS and shall make all other filings or recordings required under the DLLA and the MRS. The Merger shall become effective at such time as the Certificate of Merger have been duly filed with the Secretary of State of the State of Delaware and the Secretary of State of Missouri or at such later date or time as may be agreed by Upgrade and the Parent in writing and specified in the Certificate of Merger in accordance with the DLLA or the MRS (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 2.06 Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the DLLA. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of Upgrade and the Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions and duties of each of Upgrade and the Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Company.

Section 2.07 Certificate of Formation; Limited Liability Company Agreement. At the Effective Time, (a) the Certificate of Formation of the Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Formation of the Surviving Company until thereafter amended in accordance with the terms thereof or as provided by applicable Law, and (b) the limited liability company agreement of the Merger Sub as in effect immediately prior to the Effective Time shall be the limited liability company agreement of the Surviving Company until thereafter amended in accordance with the terms thereof, provided, however, in each case, that the name of the Surviving Company set forth therein shall be changed to Upgrade Energy LLC.

Section 2.08 Managers and Officers. The managers and officers of the Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the managers and officers, respectively, of the Surviving Company (except Matthew Barnard shall be the Chief Executive Officer of the Merger Sub as of the Effective Time), until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of formation and limited liability company agreement of the Surviving Company.

Section 2.09 Effect of the Merger on Upgrade. At the Effective Time, as a result of the Merger and without any action on the part of the Parent, the Merger Sub, Upgrade or any stockholder or member, as applicable:

(a) Acquisition of Upgrade Membership Interests. Upgrade’s Membership Interests shall be transferred to and acquired by the Merger Sub as sole beneficial owner, and no consideration shall be delivered in exchange therefor, except the Merger Consideration expressed in Section 2.02.

(b) Conversion of Upgrade Membership Interests. Upgrade Membership Interests issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Shares adjusted as provided in this Agreement, at the respective times and subject to the contingencies specified herein.

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Section 2.10 No Further Ownership Rights in Upgrade Membership Interests. All Merger Consideration paid or payable upon Closing in accordance with the terms hereof shall be deemed to have been paid or payable in full satisfaction of all rights pertaining to the Membership Interests. From and after the Effective Time, there shall be no further transfers of Membership Interests and all Membership Interests shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article II and elsewhere in this Agreement.

Section 2.11 Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the Membership Interests of Upgrade shall occur, for any reason, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change.

Section 2.12 Withholding Rights. Each of the Parent and the Surviving Company shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as may be required to be deducted and withheld with respect to the making of such payment under any provision of Tax Law. To the extent that amounts are so deducted and withheld by the Parent, or the Surviving Company, as the case may be, and timely paid to the appropriate Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Parent or the Surviving Company, as the case may be, made such deduction and withholding.

Section 2.13 Post-Closing Adjustment.

(a)Post-Closing Adjustment. Within 30 days after the Closing Date, the Parent shall prepare and deliver to the Member Representative a statement ( the “Post-Closing Statement”) setting forth (i) any distributions, dividends or any other direct or indirect payments to, or for the benefit of, the Member Representative or any family member or (ii) any “stay” bonuses or other payments to employees not in the regular course of business consistent with past practices since the date of this Agreement (any, a “Special Breach”), which, if applicable, and which were not included on the Closing Transaction Expenses Certificate, shall be paid as a Post-Closing Adjustment (as defined below) by the Member Representative as set forth below in Section 2.13(c). Provided, however, any salary paid to the Member Representative or any distributions for taxes consistent with past practices shall not be deemed to be a Special Breach.

(b)Examination and Review.

(i)Examination. After receipt of the Post-Closing Statement, the Member Representative shall have 30 days (the “Review Period”) to review the Post-Closing Statement. During the Review Period, the Member Representative and its accountants shall have full access to the books and records of the Surviving Company, the personnel of, and work papers prepared by, the Parent and/or its accountants to the extent that they relate to the Post-Closing Statement and to such historical financial information (to the extent in the Parent’s possession) relating to the Post-Closing Statement as the Member Representative may reasonably request for the purpose of reviewing the Post-Closing Statement and to prepare a Statement of Objections (defined below), provided, that such access shall be in a manner that does not interfere with the normal business operations of the Parent or the Surviving Company.

(ii)Objection. On or prior to the last day of the Review Period, the Member Representative may object to the Post-Closing Statement by delivering to the Parent a written statement setting forth its objections in reasonable detail, indicating each disputed item or amount and the basis for its disagreement therewith (a “Statement of Objections”). If the Member Representative fails to deliver the Statement of Objections before the expiration of the Review Period, the Post-Closing Statement shall be deemed to have been accepted by the Member Representative. If the Member Representative delivers the Statement of Objections before the expiration of the Review Period, the Parent and the Member Representative shall negotiate in good faith to resolve such objections within 30 days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Statement with such changes as may have been previously agreed in writing by the Parent and the Member Representative, shall be final and binding.

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(iii)Resolution of Disputes. If the Member Representative and the Parent fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to the office of the Independent Accountant or, if the Independent Accountant is unable to serve, the Parent and the Member Representative shall appoint by mutual agreement the office of an impartial nationally recognized firm of independent certified public accountants who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Statement. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Post-Closing Statement and the Statement of Objections, respectively.

(iv)Fees of the Independent Accountant. The fees and expenses of the Independent Accountant shall be paid by the Member Representative, on the one hand, and by the Parent, on the other hand, based upon the percentage that the amount actually contested but not awarded to the Member Representative or the Parent, respectively, bears to the aggregate amount actually contested by the Member Representative and the Parent.

(v)Determination by Independent Accountant. The Independent Accountant shall make a determination as soon as practicable within 30 days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Post-Closing Statement shall be conclusive and binding upon the parties hereto.

(c)Payment of the Special Breach. The Member Representative shall pay the amount of the Special Breach after the final determination of the amount of the Special Breach as a setoff from the Earn-Out Payment. (the “Post-Closing Adjustment”).

(d)Adjustments for Tax Purposes. Any payments made pursuant to this Section 2.13 shall be treated as an adjustment to the Merger Consideration by the parties for Tax purposes, unless otherwise required by Law.

Article III

Representations and warranties of Upgrade AND THE MEMBER REPRESENTATIVE

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Upgrade and the Member Representative make to the Parent and the Merger Sub the representations and warranties contained in this Article III as of the date of this Agreement and as of the Closing Date.

Section 3.01 Organization and Qualification of Upgrade. Upgrade is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Missouri and has the requisite limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. Schedule 3.01 sets forth each jurisdiction in which Upgrade is licensed or qualified to do business, and Upgrade is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not result in a Material Adverse Effect to Upgrade.

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Section 3.02 Authority; Member Approval. (a) Upgrade has the limited liability company power and authority to execute and deliver and perform its or his obligations under this Agreement and the Ancillary Documents to which it or he is or will be a party and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the affirmative consent of the Member Representative, as the sole member of Upgrade, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Upgrade of this Agreement and any Ancillary Document to which it is or will be a party and the consummation by Upgrade of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Upgrade and no other corporate proceedings on the part of Upgrade are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Merger and the other transactions contemplated hereby and thereby. The Member Representative’s consent is the only vote or consent of Upgrade required to approve and adopt entry into this Agreement and the Ancillary Documents to which Upgrade is a party, approve the Merger and consummate the Merger and the other transactions contemplated hereby and thereby. By his signature as Member Representative, such Member Representative approves the Merger. This Agreement has been duly executed and delivered by Upgrade and the Member Representative, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of Upgrade and the Member Representative enforceable against each in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, (ii) general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity) or (iii) principles of public policy ((i), (ii) and (iii), collectively, the “Enforceability Exceptions”). When each Ancillary Document to which Upgrade and the Member Representative is or will be a party has been duly executed and delivered by Upgrade or the Member Representative (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Upgrade and the Member Representative, enforceable against each in accordance with its terms.

(b)Upgrade as a party to the Agreement approves the Merger in accordance with the MRS.

Section 3.03 No Conflicts; Consents. Except as set forth on Schedule 3.03(a), the execution, delivery and performance by Upgrade of this Agreement and the Ancillary Documents to which it is or will be a party, and the consummation of the transactions contemplated hereby and thereby, including the Merger, do not: (i) conflict with or result in a violation or breach of, or default under, any provision of the operating agreement, or other organizational documents of Upgrade; (ii) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Upgrade or the Member Representative; (iii) require the consent, notice or other action by any Person (other than the Member Representative) under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Material Contract or any Permit affecting the properties, assets or business of Upgrade; or (iv) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of Upgrade or the Member Representative. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Upgrade or the Member Representative; in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents to which Upgrade and/or the Member Representative is or will be a party and the consummation of the transactions contemplated hereby and thereby, except for the filing of the Certificate of Merger with the Secretary of State of Delaware and the Secretary of State of Missouri.

Section 3.04 Capitalization and Ownership. The Member Representative is the sole beneficial owner of all of the Membership Interests, free and clear of all Encumbrances. Upon issuance of the Shares in payment of the Closing Merger Consideration, good and valid title to the Membership Interests will pass to the Merger Sub, free and clear of any Encumbrances, and with no restrictions on the voting rights or other incidents of record and beneficial ownership of such Membership Interests, except to the extent contemplated by this Agreement. There are no contracts to which either the Member Representative or any other Person is a party or bound with respect to the voting (including voting trusts or proxies) of the Membership Interests. Other than the Membership Interests, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which Upgrade or the Member Representative is a party or which are binding upon Upgrade or the Member Representative providing for the issuance or redemption of any of Upgrade’s Membership Interests.

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Section 3.05 No Subsidiaries. Upgrade does not own, or have any capital stock or other equity, ownership or profit sharing interests in any other Person, or the right or obligation to acquire any capital stock or other equity, ownership or profit sharing interests in any other Person.

Section 3.06 Undisclosed Liabilities. Upgrade has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those which will be adequately reflected or reserved against in the Interim Financial Statements delivered to Parent, (b) those which will be incurred in the ordinary course of business consistent with past practice since delivery of the Interim Financial Statements (none of which is a Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, violation of law, environmental matter, claim or lawsuit); (c) Liabilities under agreements set forth on Schedule 3.08(a) or under agreements entered in the ordinary course of business and not required to be disclosed in the Interim Balance Sheet accordance with GAAP (but not Liabilities for breaches thereof), (d) Liabilities set forth on Schedule 3.06(a) or (e) Liabilities that are not, individually or in the aggregate, material to the business of Upgrade.

Section 3.07 Absence of Certain Changes, Events and Conditions. Since the Interim Balance Sheet Date, the business of Upgrade has been conducted in the ordinary course of business consistent with past practice in all material respects, and except as set forth on Schedule 3.07, there has not been, with respect to Upgrade, any:

(a) event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) amendment of the charter, operating agreement or other organizational documents of Upgrade;

(c) split, combination or reclassification of any of its Membership Interests;

(d) issuance, sale or other disposition of any of its Membership Interests or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its Membership Interests;

(e) declaration or payment of any dividends or distributions on or in respect of any of its Membership Interests or redemption, purchase or acquisition of its Membership Interests;

(f) material change in Upgrade’s cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(g) entry into any Contract involving consideration of at least $250,000, unless consented to in writing by the Parent, which such consent shall not be unreasonably withheld, conditioned or delayed;

(h) incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(i) transfer, assignment, sale or other disposition of any assets or cancellation of any debts or entitlements except in the ordinary course of business consistent with past practice;

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(j) transfer or assignment of or grant of any license or sublicense under or with respect to any Upgrade Intellectual Property or Upgrade IP Agreements;

(k) abandonment or lapse of or failure to maintain in full force and effect any Upgrade IP Registration, or failure to take or maintain reasonable measures to protect the confidentiality or value of any Trade Secrets included in Upgrade Intellectual Property;

(l) material capital expenditures;

(m) imposition of any Encumbrance (other than Permitted Encumbrances) upon any of Upgrade properties, Membership Interests or assets, tangible or intangible;

(n) except for the Merger, adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(o) action by Upgrade to make, change or rescind any material Tax election, amend any income or material Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of materially increasing the Tax liability or reducing any Tax asset of the Parent in respect of any taxable period beginning after the Closing Date and, with respect to any Straddle Period, the portion of such taxable period beginning after the Closing Date; provided, however, that no such action shall be deemed a breach of this representation to the extent that (i) such action was required by applicable Law or a change in applicable Law enacted after December 31, 2025, (ii) such action was taken with the prior written consent of Parent, or (iii) such action resulted from any position or election expressly required or contemplated by this Agreement; or

(p) Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.08 Material Contracts.

(a) Schedule 3.08(a) lists Upgrade’s Material Contracts.

(b) Each Material Contract is a valid and binding agreement enforceable against Upgrade and, to Upgrade’s Knowledge, the other party or parties thereto, in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. Neither Upgrade, nor to Upgrade’s Knowledge any other party thereto, is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default by Upgrade under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

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Section 3.09 Title to Assets; Real Property.

(a) Upgrade does not own any Real Property. Upgrade has good and valid title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Audited Financial Statements or acquired after the Interim Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”):

(i) liens for Taxes not yet due and payable or which are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP;

(ii) mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of Upgrade;

(iii) Encumbrances consisting of pledges or deposits required in the ordinary course of business consistent with past practice in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure potential liability to insurance carriers;

(iv) any interest or title of a lessor or sublessor, as lessor or sublessor, under any lease and any precautionary uniform commercial code financing statements filed under any lease; or

(v) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of Upgrade.

(b) Schedule 3.09(b) lists (i) the street address of each parcel of Real Property; (ii) the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such property. With respect to leased Real Property, Upgrade has delivered to the Parent true, complete and correct copies of any leases affecting the Real Property. Upgrade is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased Real Property. The use and operation of the Real Property in the conduct of Upgrade’s business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement. No material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than Upgrade. There are no Actions pending or, to Upgrade’s Knowledge, threatened against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings.

Section 3.10 Condition and Sufficiency of Assets. To Upgrade’s Knowledge, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of Upgrade are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary routine maintenance and repairs that are not material in nature or cost. The assets of Upgrade constitute all of the rights, property and assets (real, personal, tangible and intangible) used or held for use by Upgrade in the conduct of the business of Upgrade as presently conducted.

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Section 3.11 Intellectual Property.

(a) Schedule 3.11(a) contains a correct, current, and complete list of: (i) all Upgrade IP Registrations, specifying as to each, as applicable: the title, mark, or design; the record owner and inventor(s), if any; the jurisdiction by or in which it has been issued, registered, or filed; the patent, registration, or application serial number; the issue, registration, or filing date; and the current status; and (ii) all unregistered Trademarks included in Upgrade Intellectual Property; and (iii) all proprietary Software of Upgrade; and (iv) all other Upgrade Intellectual Property used in Upgrade’s business as currently conducted.

(b) Schedule 3.11(b) contains a correct, current and complete list of all Upgrade IP Agreements, specifying for each the date, title and parties thereto, and separately identifying Upgrade IP Agreements: (i) under which Upgrade is a licensor or otherwise grants to any Person any right or interest relating to any Upgrade Intellectual Property; (ii) under which Upgrade is a licensee or otherwise granted any right or interest relating to the Intellectual Property of any Person; and (iii) which otherwise relate to Upgrade’s ownership or use of Intellectual Property, in each case identifying the Intellectual Property covered by such Upgrade IP Agreement. Upgrade has provided the Parent with true and complete copies (or in the case of any oral agreements, a complete and correct written description) of all Upgrade IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Upgrade IP Agreement is valid and binding on Upgrade in accordance with its terms and is in full force and effect. Neither Upgrade nor any other party thereto is, or is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any Upgrade IP Agreement.

(c) Upgrade is the sole and exclusive legal and beneficial, and with respect to Upgrade IP Registrations (as used herein, “IP Registrations” means all Patents, Trademark registrations, and Copyright registrations included in Intellectual Property that have been issued or granted by the applicable Governmental Authority or authorized registrar, together with all applications for any of the foregoing that are currently pending before such Governmental Authority or authorized registrar; provided, however, that “IP Registrations” shall not include (a) any intent-to-use Trademark applications for which no statement of use or amendment to allege use has been filed and accepted, (b) any provisional patent applications for which no corresponding non-provisional patent application has been filed, (c) domain name registrations, (d) social media account registrations, or (e) any registrations or applications that have been abandoned, cancelled, expired, or otherwise ceased to be in force prior to the date of this Agreement through no fault of Upgrade), record, owner of all right, title, and interest in and to Upgrade Intellectual Property, and has the valid and enforceable right to use all other Intellectual Property used or held for use in or necessary for the conduct of Upgrade’s business as currently conducted and as proposed to be conducted, in each case, free and clear of Encumbrances other than Permitted Encumbrances. In all material respects, Upgrade has entered into binding, valid and enforceable, written Contracts with each current and former employee and independent contractor who is or was involved in or has contributed to the invention, creation, or development of any Intellectual Property during the course of employment or engagement with Upgrade whereby such employee or independent contractor (i) acknowledges Upgrade’s exclusive ownership of all Intellectual Property invented, created, or developed by such employee or independent contractor within the scope of his or her employment or engagement with Upgrade; (ii) grants to Upgrade a present, irrevocable assignment of any ownership interest such employee or independent contractor may have in or to such Intellectual Property, to the extent such Intellectual Property does not constitute a “work made for hire” under applicable Law; and (iii) irrevocably waives any right or interest, including any moral rights, regarding any such Intellectual Property, to the extent permitted by applicable Law. All assignments and other instruments necessary to establish, record, and perfect Upgrade’s ownership interest in Upgrade IP Registrations have in all material respects been validly executed, delivered, and filed with the relevant Governmental Authorities and authorized registrars.

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(d) Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of, or require the consent of any other Person in respect of, Upgrade’s right to own or use any Upgrade Intellectual Property or Licensed Intellectual Property.

(e) All of Upgrade’s Intellectual Property and Licensed Intellectual Property are valid and enforceable in all material respects, and all of Upgrade’s IP Registrations are subsisting and in full force and effect. Upgrade has taken all reasonable and necessary steps in all material respects to maintain and enforce Upgrade’s Intellectual Property and Licensed Intellectual Property and to preserve the confidentiality of all Trade Secrets included in Upgrade’s Intellectual Property, including by requiring all Persons having access thereto to execute binding, written non-disclosure agreements. All required filings and fees related to Upgrade’s IP Registrations have been timely submitted with and paid to the relevant Governmental Authorities and authorized registrars in all material respects. Upgrade has provided the Parent with true and complete copies of all file histories, documents, certificates, office actions, correspondence, assignments, and other instruments relating to Upgrade’s IP Registrations.

(f) The conduct of Upgrade’s business as currently and formerly conducted and as proposed to be conducted, including the use of Upgrade’s Intellectual Property and Licensed Intellectual Property in connection therewith, and the products, processes and services of Upgrade have not in any material respect infringed, misappropriated or otherwise violated, and will not infringe, misappropriate or otherwise violate, the Intellectual Property or other rights of any Person. To Upgrade’s Knowledge, no Person has in any material respect infringed, misappropriated or otherwise violated any of Upgrade’s Intellectual Property or Licensed Intellectual Property.

(g) There are no Actions (including any opposition, cancellation, revocation, review or other proceeding), whether settled, pending or, to Upgrade’s Knowledge, threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, or other violation by Upgrade of the Intellectual Property of any Person; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any of Upgrade’s Intellectual Property or Licensed Intellectual Property or Upgrade’s right, title, or interest in or to any of Upgrade’s Intellectual Property or Licensed Intellectual Property; or (iii) by Upgrade or by the owner of any Licensed Intellectual Property alleging any infringement, misappropriation or other violation by any Person of Upgrade Intellectual Property or such Licensed Intellectual Property. Upgrade is not aware of any facts or circumstances that could reasonably be expected to give rise to such Action. Upgrade is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the use of any of Upgrade’s Intellectual Property or Licensed Intellectual Property.

(h) Schedule 3.11(h) contains a correct, current, and complete list of all social media accounts used in Upgrade’s business. Upgrade has complied with all terms of use, terms of service, and other Contracts and all associated policies and guidelines relating to its use of any social media platforms, sites, or services (collectively, “Platform Agreements”). There are no Actions, whether settled, pending, or threatened, alleging any (i) breach or other violation of any Platform Agreement by Upgrade; or (ii) defamation, violation of publicity rights of any Person, or any other violation by Upgrade in connection with its use of social media.

(i) All of Upgrade’s IT Systems are in good working condition in all material respects and are sufficient in all material respects for the operation of Upgrade’s business as currently conducted and as proposed to be conducted. Since January 1, 2024, there has been no material malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of Upgrade IT Systems that has resulted or is reasonably likely to result in disruption or damage to the business of Upgrade and that has not been remedied. Upgrade has taken all commercially reasonable steps to safeguard the confidentiality, availability, security, and integrity of Upgrade IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and Software and hardware support arrangements.

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(j) Except as would not have or reasonably be expected to result in a Material Adverse Effect on Upgrade, Upgrade has complied with all applicable Laws and all internal or publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of Upgrade’s business. Upgrade has not (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in its possession or control or (ii) been subject to or received any notice of any audit, investigation, complaint, or other Action by any Governmental Authority or other Person concerning Upgrade’s collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, and there are no facts or circumstances that could reasonably be expected to give rise to any such Action.

(k) Upgrade has taken reasonable steps to protect its confidential information including its Intellectual Property and required all Persons to which it has disclosed such confidential information to execute non-disclosure agreements, however such agreements are named.

Section 3.12 Inventory; Merchantability; Fitness.

(a) All inventory of Upgrade (“Inventory”):

(i) consists of a quality and quantity that is usable, and fit for sale for its ordinary purpose in the ordinary course of business, consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established;

(ii) to Upgrade’s Knowledge, is free from defects in design, materials and workmanship, and free from latent defects that are not discoverable upon reasonable inspection at delivery; and

(iii) is owned by Upgrade free and clear of all Encumbrances.

(b) To Upgrade’s Knowledge, the manufacture, labeling, packaging, storage, handling, transportation, importation, exportation, and sale of the Inventory by Upgrade complied with all applicable Laws, including those relating to product manufacture and safety.

(c) No Inventory is held on a consignment basis and the quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) are not excessive but are reasonable in the present circumstances of Upgrade.

Upgrade’s warranty provisions since January 1, 2025 are listed on Schedule 3.12.

Section 3.13 Accounts Receivable. The accounts receivable reflected on the Interim Financial Statements and that will be reflected on the Interim Balance Sheet and the accounts receivable arising after the Interim Balance Sheet Date (a) have arisen from bona fide transactions entered into by Upgrade involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; (b) to Upgrade’s Knowledge, constitute only valid, undisputed claims of Upgrade not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice; and (c) subject to a reserve for bad debts shown on the Interim Financial Statements or that will be shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of Upgrade, are collectible in full within 150 days after billing. The reserve for bad debts that will be reflected on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of Upgrade will have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

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Section 3.14 Customers and Suppliers.

(a) Schedule 3.14(a) sets forth (i) each customer who has paid aggregate consideration to Upgrade for goods or services rendered in an amount greater than or equal to $100,000 in either of the two most recent fiscal years (collectively, the “Material Customers”); and (ii) the amount of consideration paid by each Material Customer during such periods. Except as set forth in Schedule 3.14(a), Upgrade has not received any notice, and has no reason to believe, that any of its Material Customers has ceased, or intends to cease after the Closing, to use its goods or services or to otherwise terminate or materially reduce its relationship with Upgrade.

(b) Schedule 3.14(b) sets forth (i) each supplier to whom Upgrade has paid consideration for goods or services rendered in an amount greater than or equal to $100,000 in either of the two most recent fiscal years (collectively, the “Material Suppliers”); and (ii) the amount of purchases from each Material Supplier during such periods. Except as set forth in Schedule 3.14(b), Upgrade has not received any notice, and has no reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to Upgrade or to otherwise terminate or materially reduce its relationship with Upgrade. Upgrade is not currently a party to any output or requirements contracts and has not been a party to any such contracts since January 1, 2025.

Section 3.15 Insurance. Schedule 3.15 sets forth a list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by Upgrade and relating to the assets, business, operations, employees, officers and directors of Upgrade (collectively, the “Insurance Policies”). The Insurance Policies are in full force and effect, and Upgrade has no reason to believe that such Insurance Policies will not be in full force and effect immediately prior to the Closing. Upgrade has not received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of the Insurance Policies. All premiums due on the Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of Upgrade. All the Insurance Policies (a) are valid and binding in accordance with their terms; (b) to Upgrade’s Knowledge, are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. Except as set forth on Schedule 3.15, there are no claims related to the business of Upgrade pending under any Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Upgrade is not in default under, and has not otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are adequate based on the business of Upgrade as it is conducted on the date hereof.

Section 3.16 Legal Proceedings; Governmental Orders.

(a) There are no Actions pending or, to Upgrade’s Knowledge, threatened (i) against or by Upgrade or the Member Representative affecting any of its properties or assets; or (ii) against or by Upgrade that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) To Upgrade’s Knowledge, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting Upgrade or any of its properties or assets.

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Section 3.17 Compliance With Laws; Permits.

(a) To Upgrade’s Knowledge, Upgrade has complied, and is now complying, in each case, in all material respects, with all Laws applicable to it or its business, properties or assets.

(b) To Upgrade’s Knowledge, all Permits required for Upgrade to conduct its business have been obtained by it and are valid and in full force and effect except as would not have or reasonably be expected to result in a Material Adverse Effect on Upgrade. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Schedule 3.17(b) lists all current Permits issued to Upgrade, including the names of the Permits and their respective dates of issuance and expiration. Upgrade has complied and is now complying with the terms of all Permits listed on Schedule 3.17(b). To the Upgrade’s Knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit.

Section 3.18 Environmental Matters.

(a) Upgrade is in material compliance with all Environmental Laws and has not received from any Person any: (i) Environmental Claim; or (ii) request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(b) To Upgrade’s Knowledge, Upgrade has obtained all Environmental Permits that would be required under Environmental Law to conduct its business as presently conducted.

(c) To Upgrade’s Knowledge, no real property currently or formerly operated or leased by Upgrade, or at which Upgrade has arranged for the disposal of Hazardous Materials, is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list.

(d) Upgrade has not Released any Hazardous Materials, and, to Upgrade’s Knowledge, there has been no Release of Hazardous Materials at any real property currently or formerly operated or leased by Upgrade, in a manner that could reasonably be expected to result in an Environmental Claim against Upgrade.

(e) Upgrade has not received any Environmental Claim alleging that any real property currently or formerly operated or leased in connection with the business of Upgrade has been contaminated with any Hazardous Material or that Upgrade otherwise possesses any Liability with respect to Releases of Hazardous Materials.

(f) Upgrade has not retained or assumed, by contract or, to Upgrade’s Knowledge, by operation of Law, any liabilities or obligations of third parties under Environmental Law.

(g) Upgrade has made available to the Parent (i) any and all material environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the business or assets of Upgrade or any currently or formerly operated or leased real property which are in the possession of Upgrade related to compliance with Environmental Laws, Environmental Claims or the Release of Hazardous Materials; and (ii) any and all material documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution and/or emissions, manage waste or otherwise ensure compliance with current or future Environmental Laws (including, without limitation, costs of remediation, pollution control equipment and operational changes).

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(h) Upgrade has (i) identified all products containing cobalt, nickel, or other chemicals listed under Proposition 65 and has either (A) provided clear and reasonable warnings in compliance with Proposition 65 and its implementing regulations, or (B) determined, based on scientifically valid exposure assessments, that the products do not require warnings because exposures are below applicable No Significant Risk Levels or Maximum Allowable Dose Levels and (ii) maintained compliance with all applicable Proposition 65 requirements, has not received any notice of violation or demand for penalties under Proposition 65 related to cadmium exposure, and has implemented workplace and consumer exposure controls sufficient to meet or exceed regulatory standards.

(i) Upgrade is not aware of, as of the Closing Date, any condition, event or circumstance concerning the Release of Hazardous Materials or any violation of Environmental Law that might, after the Closing Date, prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the business or assets of Upgrade as currently carried out.

Section 3.19 Employment Matters.

(a) Schedule 3.19(a) contains a list of all Persons who are employees, independent contractors or consultants of Upgrade as of the date hereof, including any employee who is on a leave of absence of any nature, and sets forth for each individual the following: (i) name; (ii) title or position (including whether full-time or part-time); (iii) hire or retention date; (iv) current annual base compensation rate or contract fee; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each individual as of the date hereof. As of the date hereof, all compensation, including wages, commissions, bonuses, fees and other compensation, payable to all employees, independent contractors or consultants of Upgrade for services performed on or prior to the date hereof have been paid in full (or accrued in full on the audited balance sheet) and there are no outstanding agreements, understandings or commitments of Upgrade with respect to any compensation, commissions, bonuses or fees.

(b) Upgrade is not, and has not been a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not been any Union representing or purporting to represent any employee of Upgrade, and, to Upgrade’s Knowledge, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting Upgrade or any of its employees. Upgrade has no duty to bargain with any Union.

(c) Upgrade is and has been in all material respects in compliance with all applicable federal, state and local Laws pertaining to employment and employment practices to the extent they relate to employees, consultants and independent contractors of Upgrade, including but not limited to all Laws relating to labor relations, unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, minimum wage and overtime compensation, employee classification, pay equity, child labor, hiring, background checks, drug testing, salary history inquiries, promotion and termination of employees, working conditions, meal and break periods, privacy (including biometric privacy), health and safety, workers’ compensation, leaves of absence, paid sick leave, paid and unpaid family and medical leave, whistleblowing, and unemployment insurance laws. All individuals characterized and treated by Upgrade as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. All employees of Upgrade classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified as exempt. There are no Actions against Upgrade pending, or to Upgrade’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitral forum in connection with the employment of any current or former applicant, employee, consultant or independent contractor of Upgrade, including, without limitation, any charge, investigation, audit or claim relating to labor relations, unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, minimum wage or overtime compensation, employee classification, pay equity, child labor, hiring, background checks, drug testing, salary history inquiries, promotion and termination of employees, working conditions, meal and break periods, privacy (including biometric privacy), health and safety, workers’ compensation, leaves of absence, paid sick, family and medical, or other leave, whistleblowing, and unemployment insurance, or any other employment-related matter arising under applicable Laws.

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(d) No allegations of sexual harassment, sexual misconduct or discrimination, whether such discrimination arises from race, ethnic background, sex, gender status, age or otherwise (“Misconduct”) have been made involving any current or former director, officer, employee or independent contractor of Upgrade and Upgrade has not entered into any settlement agreements related to allegations of Misconduct by any current or former director, officer, employee, or independent contractor of Upgrade.

(e) Regarding each Government Contract, Upgrade is and has been in compliance with Section 503 of the Rehabilitation Act of 1973 (“Section 503”), the Vietnam Era Veterans’ Readjustment Assistance Act of 1974 (“VEVRAA”), and Executive Order 13706 (Establishing Paid Sick Leave for Federal Contractors) (“E.O. 13706”), each including all implementing regulations and applicable guidance. Upgrade maintains and complies with affirmative action plans in compliance with Section 503 or VEVRAA, including all implementing regulations and amendments. Upgrade is not, and has not been since January 1, 2024, the subject of any audit, investigation or enforcement action by any Governmental Authority in connection with any Government Contract or related compliance with Section 503, VEVRAA or E.O. 13706. Upgrade has not been debarred, suspended or otherwise made ineligible from doing business with the United States government or any government contractor. Upgrade is in compliance with and has complied with all immigration laws, including any applicable mandatory E-Verify obligations.

Section 3.20 Taxes.

(a) All income and other material Tax Returns required to be filed on or before the Closing Date by Upgrade have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all material respects. All income and other material Taxes due and owing by Upgrade (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b) Upgrade has withheld and paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and materially complied with all information reporting and backup withholding provisions of applicable Law.

(c) No claim has been made by any taxing authority in any jurisdiction where Upgrade does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction.

(d) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Upgrade.

(e) The amount of Upgrade’s Liability for unpaid Taxes for all periods ending on or before the Balance Sheet Date or the Interim Balance Sheet Date, as the case may be, does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements. The amount of Upgrade’s Liability for unpaid Taxes for all periods following the end of the recent period covered by the Financial Statements shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of Upgrade (and which accruals shall not exceed comparable amounts incurred in similar periods in prior years).

(f) All deficiencies asserted, or assessments made, in each case in writing, against Upgrade as a result of any examinations by any taxing authority have been fully paid.

(g) Upgrade has not received any written notice that Upgrade is a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority for which Upgrade has received any written notice.

(h) There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of Upgrade.

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(i) Upgrade is not a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement, in each case other than any such agreement entered into in the ordinary course of business the primary purpose of which is not the sharing or allocation of Taxes.

(j) No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to Upgrade.

(k) Upgrade has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. Upgrade has no Liability for Taxes of any Person (other than Upgrade) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.

(l) Upgrade will not be required to include any item of income in, or exclude any item or deduction from, taxable income for taxable period or portion thereof ending after the Closing Date as a result of:

(i) any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax Laws), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date;

(ii) an installment sale or open transaction occurring on or prior to the Closing Date;

(iii) a prepaid amount received on or before the Closing Date;

(iv) any closing agreement under Section 7121 of the Code, or similar provision of state, local or foreign Law; or

(v) any election under Section 108(i) of the Code.

(m) To Upgrade’s Knowledge, Upgrade has not taken any action, or failed to take any action, as of the date of this Agreement, or know of any fact, agreement, plan, or other circumstance existing as of the date of this Agreement that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

The representations and warranties set forth in this Section 3.20 are made solely with respect to facts, events, and circumstances existing on or prior to the Closing Date. No representation or warranty is made with respect to: (i) any Tax liability, Tax position, or Tax consequence arising solely from actions taken or omitted to be taken by Parent, the Surviving Company, or any of their respective Affiliates after the Closing Date; (ii) the future Tax liability or Tax position of Upgrade or the Surviving Company; or (iii) the availability, amount, or utilization of any Tax attribute of Upgrade after the Closing Date.

Section 3.21 Books and Records. The minute books of Upgrade contain accurate and complete records of all meetings, and actions taken by written consent of, the members, Upgrade and any committees of Upgrade, and no meeting, or action taken by written consent, of any such members, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of Upgrade.

Section 3.22 Related Party Transactions. No executive officer or director of Upgrade or any Person owning 5% or more of the Shares (or any of such Person’s immediate family members or Affiliates or associates) is a party to any Contract with or binding upon Upgrade or any of its assets, rights or properties or has any interest in any property owned by Upgrade or has engaged in any transaction with any of the foregoing since January 1, 2024, except as reflected on Schedule 3.22.

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Section 3.23 Brokers. No broker-dealer, finder or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Upgrade.

Section 3.24 Foreign Corrupt Practices. To Upgrade’s Knowledge, it has not (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment, or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Upgrade (or made by any Person acting on its behalf of which Upgrade is aware) which is in violation of Law, or (iv) violated in any material respect any provision of the FCPA.

Section 3.25 Data Privacy and Protection; Cybersecurity.

(a) Upgrade has complied in all material respects with all applicable Laws and contracts to which they are a party relating to: (i) the privacy of customers or users of Upgrade’s products, any website, product or service operated by or on behalf of Upgrade; and (ii) the collection, storage, hosting, disclosure, transmission, transfer, disposal, other processing or security of any customer data or personal information by Upgrade or by third parties having authorized access to the records of Upgrade, with respect to each of the items specified in clauses (i) and (ii) in all material respects. To Upgrade’s Knowledge, no claims have been asserted or, to Upgrade’s Knowledge, are threatened against Upgrade alleging a violation of any Person’s privacy, confidentiality or other rights under any Upgrade privacy policy, under any contract, or under any Law relating to any customer data or personal information. With respect to any customer data and personal information, Upgrade has taken commercially reasonable measures (including implementing and monitoring compliance with respect to technical and physical security) designed to safeguard such data against loss and against unauthorized access, use, modification, disclosure or other misuse. To Upgrade’s Knowledge, there has been no unauthorized access to or other misuse of any customer data and personal information. Upgrade has not received any complaint from any Person (including any action letter or other inquiry from any Governmental Authority) regarding Upgrade’s or any Subsidiary’s collection, storage, hosting, disclosure, transmission, transfer, disposal, other processing or security of customer data or personal information. To Upgrade’s Knowledge, there have been no facts or circumstances that would require Upgrade or any Subsidiary to give notice to any customers, suppliers, consumers or other similarly situated Persons of any actual or perceived data security breaches pursuant to applicable Laws requiring notice of such a breach.

(b) Without limiting the generality of the foregoing, Upgrade is compliant in all material respects with all Laws relating to data privacy and data protection, and the collection, storage, maintenance and transmission of personal data and health information, including, without limitation, the (i) the European General Data Protection Regulation, and (ii) all other applicable Laws relating to cybersecurity, data privacy and protection and/or customer data or personal information. Upgrade is compliant with the agreements, terms and policies of, and has not reason to believe that it will not continue to have access to, the third party data hosting and transmission services and infrastructure it utilizes or anticipates utilizing in its operations as presently conducted or planned, including without limitation, Amazon Web Services, Google Cloud and Microsoft Azure Cloud.

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Section 3.26 Government Contracts.

(a) Schedule 3.26 sets forth a true and correct list, as of the date of this Agreement, of Upgrade’s Government Contracts.

(i) Each Government Contract was legally awarded, is a valid, binding and legally enforceable obligation of Upgrade thereto, and is in full force and effect. No Government Contract or Government Bid is currently the subject of bid or award protest proceedings.

(ii) With respect to each and every Government Contract to which Upgrade is or, during such period, has been a party: (A) Upgrade has complied in all material respects with all terms and conditions of such Government Contract; (B) Upgrade complied in all material respects with all requirements of applicable Laws; (C) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract were current, accurate and complete as of their effective date, Upgrade complied in all material respects with all such representations and certifications, and Upgrade has maintained sufficient records to demonstrate compliance with the terms and conditions of each Government Contract.

(iii) To Upgrade’s Knowledge, no reasonable basis exists that could give rise to a material claim by a Governmental Authority or a prime contractor or subcontractor to a Governmental Authority for fraud (as such concept is defined under the state or federal laws of the United States) or false statements or false claims in connection with any Government Contract and no facts exist that are believed reasonably likely to lead to the institution of an investigation or audit of Upgrade by a Governmental Authority related to performance of any Government Contract to which Upgrade is or has been a party. Neither Upgrade nor any of its respective directors or officers including the Member Representative have been suspended or debarred, or proposed for suspension or debarment by a Governmental Authority, and, to Upgrade’s Knowledge, have not been subject to a finding of non-responsibility or ineligibility for contracting with the Governmental Authority.

(iv) Since January 1, 2024, neither any Governmental Authority nor any prime contractor, subcontractor or other Person has notified Upgrade, in writing, or, to Upgrade’s Knowledge, orally, that Upgrade has, or may have, breached or violated in any material respect any Law, certification, representation, clause, provision or requirement pertaining to any Government Contract. January 1, 2024, Upgrade has not received any written notice of termination, “show cause” or cure notice pertaining to any Government Contract.

(v) Since January 1, 2024, there have been (A) no outstanding claims, contract disputes for which the amount in dispute exceeds $50,000, or requests for equitable adjustment against Upgrade by any Governmental Authority or by any prime contractor, higher or lower tier subcontractor, vendor or other third party arising under or relating to any Government Contract and (B) no outstanding material disputes between Upgrade or any of its Subsidiaries on the one hand, and a Governmental Authority on the other hand, under the Contract Disputes Act or between Upgrade or any of its Subsidiaries on the one hand, and any prime contractor, higher or lower tier subcontractor, vendor or other third party on the other hand, arising under or relating to any such Government Contract or Government Bid.

(vi) Upgrade has never represented itself as a small business, a small disadvantaged business, a woman-owned small business, a veteran owned small business, a service disabled veteran owned small business, a HUBZone small business, or a Section 8(a) business in connection with any Government Bid or Government Contract.

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(b) Since January 1, 2024, neither Upgrade nor any of its respective officers, directors or employees including the Member Representative, has been or is under indictment, or subject to any civil, administrative or criminal inquiry or investigation involving a Government Contract or Government Bid, including but not limited to any allegations of defective performance or work product, mischarging, factual misstatement, failure to act or other material omission or alleged irregularity. Since January 1, 2024, there is not currently pending or threatened, any material audit, survey, review or investigation (other than routine audits) by any U.S. Governmental Authority, with respect to any alleged or actual irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid that could reasonably be expected to give rise to liability under the federal False Claims Act. Since January 1, 2024, Upgrade has not conducted or initiated any internal investigation or made a voluntary disclosure to any Governmental Authority with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid that could reasonably be expected to give rise to liability under the federal False Claims Act or (B) any request for a reduction in the price of any Government Contract.

(c) Since January 1, 2024, Upgrade has not received written notice of any government or prime contractor past performance evaluations or ratings of less than satisfactory in the Contractor Performance Assessment Reporting System (or analogous prime contractor performance assessment system) in connection with the Government Contracts.

Section 3.27 Compliance with NDAA and Implementing Regulations. Except as set forth on Schedule 3.27, Upgrade is, and since January 1, 2024 has been, in compliance in all material respects with (a) Section 889 of the FY2019 NDAA and any implementing regulations, including applicable provisions and clauses of the Federal Acquisition Regulation and agency supplements concerning the provision of, or the use by Upgrade of, Covered Telecommunications Equipment or Services and Covered Video Surveillance Equipment; (b) Section 5949 of the FY2023 NDAA and any implementing regulations, including proposed, interim, and final rules establishing restrictions on executive-agency procurement of Covered Semiconductor Products or Services; and (c) the statutory and regulatory prohibitions applicable to Covered UAS and Covered UAS components for procurements by, or on behalf of, the U.S. Department of War or other executive agencies, in each case to the extent applicable to the business, its products, services, enterprise information technology, and operational technology of Upgrade.

Section 3.28 Unmanned Aircraft Systems and Components. To the extent Upgrade designs, manufactures, supplies, or integrates any Covered UAS, subsystems, batteries, battery-management electronics, communications modules, printed circuit board assemblies, sensors, or other components that may be incorporated into unmanned aircraft systems procured by, or on behalf of, the U.S. Department of War or other executive agencies, no such system or component, as designed, manufactured, or supplied by Upgrade, would cause the resulting unmanned aircraft system to constitute a Covered UAS under applicable Laws. Upgrade is not relying on any exception, waiver, or deviation from such prohibitions for any pending or ongoing government procurement or program of record. Upgrade has mapped and maintains product bills of materials and supplier attestations sufficient to substantiate the foregoing representation for those products and components reasonably likely to be incorporated into unmanned aircraft systems offered to Governmental Authorities or to contractors performing therefor.

Section 3.29 Accuracy of Government Representations, Certifications, and Disclosures. All representations, certifications, and disclosures made by or on behalf of Upgrade since January 1, 2024 to any Governmental Authority or higher-tier contractor concerning FY2019 NDAA Section 889, FY2023 NDAA Section 5949, Covered UAS restrictions, or related eligibility, including but not limited to certifications under applicable provisions or clauses of the Federal Acquisition Regulation and agency supplements, were true, correct, and complete in all material respects when made, and remain accurate in all material respects as of the date hereof, except to the extent updated or corrected through written notice as permitted by applicable regulation. Upgrade maintains internal controls reasonably designed to ensure the ongoing accuracy of such representations, certifications, and disclosures and to timely update the same as required.

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Section 3.30 Supply Chain Controls; Flow-downs; Testing and Verification. Upgrade maintains and enforces supply-chain diligence procedures reasonably designed to verify supplier compliance with FY2019 NDAA Section 889, FY2023 NDAA Section 5949, and Covered UAS restrictions, including contractual flow-down clauses, country-of-origin and component provenance attestations, change-notification obligations, and audit or verification rights for suppliers that provide critical components, including battery cells, battery-management system integrated circuits, microcontrollers, communications modules, sensors, and printed circuit board assemblies. To Upgrade’s Knowledge, no supplier to Upgrade is providing items or services that would, if incorporated into Upgrade’s products or used in Upgrade’s enterprise information technology or operational technology, cause a violation of the foregoing statutes or implementing regulations.

Section 3.31 Notices, Audits, investigations, and claims. Upgrade has not received any written notice of, and there is no pending, or to Upgrade’s Knowledge threatened, audit, inquiry, investigation, claim, or proceeding by any Governmental Authority or higher-tier contractor alleging that Upgrade is or was in violation of FY2019 NDAA Section 889, FY2023 NDAA Section 5949, any Covered UAS-related prohibition, or any implementing regulation or Contract clause thereunder. Upgrade has not entered into any consent decree, administrative agreement, or settlement with any Governmental Authority regarding the foregoing, and no mandatory disclosure has been submitted by Upgrade under the Federal Acquisition Regulation in respect of the foregoing matters.

Section 3.32 No Impairment to Novations, Assignments, or Continued Performance. No fact, circumstance, or condition related to Upgrade’s compliance with the statutes and regulations referenced in this Article III will, as of the Closing, prevent, materially delay, or materially impair (a) the novation, consent, or assignment of any Government Contract or Subcontract that is otherwise transferable under applicable Laws and Contract terms; or (b) the continued performance of any Government Contract or Subcontract, or any Contract with a customer performing therefor, by Merger Sub following the Closing.

Section 3.33 Supporting Materials. Upgrade has listed in Schedule 3.33 true, correct, and complete copies of (a) all current and pending Governmental Authority representations, certifications, and disclosures referencing FY2019 NDAA Section 889, FY2023 NDAA Section 5949, or Covered UAS-related restrictions; (b) the enterprise information technology and operational technology inventories referenced in this Agreement; (c) current product bills of materials and supplier attestations for battery products and battery-management electronics that are reasonably likely to be incorporated into unmanned aircraft systems offered to Governmental Authorities or customers performing therefor; and (d) Upgrade’s written remediation and transition plan referenced in this Agreement, in each case as updated through a date no earlier than 30 days prior to the date hereof. All representations, certifications, and disclosures made by or on behalf of Upgrade since January 1, 2024 to any Governmental Authority or higher-tier contractor concerning Section 889, Section 5949, Covered UAS restrictions, or related eligibility, including but not limited to certifications under applicable provisions or clauses of the Federal Acquisition Regulation and agency supplements, were true, correct, and complete in all material respects when made, and remain accurate in all material respects as of the date hereof, except to the extent updated or corrected through written notice as permitted by applicable regulation. Upgrade maintains internal controls reasonably designed to ensure the ongoing accuracy of such representations, certifications, and disclosures and to timely update the same as required.

Section 3.34 Compliance with 2026 NDAA.

(a) Assuming the 2026 NDAA was in effect as of the date of this Agreement in all respects without regard to delayed implementation dates, Upgrade would comply with such Law in all material respects.

(b) In furtherance of Section 3.34(a), all “specialty metals” as defined in the NDAA used by Upgrade have complied and comply with the NDAA’s requirements and all “covered materials” defined by the NDAA which have been used by Upgrade have complied and comply with the NDAA.

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Section 3.35 Disclaimer of Other Representations and Warranties; Knowledge.

(a) NEITHER UPGRADE NOR ANY OF ITS REPRESENTATIVES, DIRECTORS, MANAGERS, PARTNERS, OFFICERS OR DIRECT OR INDIRECT EQUITYHOLDERS HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO UPGRADE OR THE BUSINESS OF UPGRADE OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE DOCUMENTS CONTEMPLATED HEREIN, AS APPLICABLE, EACH OF WHICH IS MADE SOLELY BY THE PARTY SPECIFIED THEREIN AND SUBJECT TO THE OTHER TERMS AND CONDITIONS OF SUCH AGREEMENT.

(b) Without limiting the generality of the foregoing, neither Upgrade, nor any Affiliate of Upgrade, nor any of their respective representatives, employees, officers, directors, managers, partners or direct or indirect equity holders, has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the business of Upgrade made available to Merger Sub, including due diligence materials, or in any presentation of the business of Upgrade by management of Upgrade or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder and deemed to be relied upon by Merger Sub in executing, delivering and performing this Agreement and the transactions contemplated hereby. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by Upgrade and its representatives, are not and shall not be deemed to be or to include representations or warranties of Upgrade, and are not and shall not be deemed to be relied upon by Merger Sub in executing, delivering and performing this Agreement and the transactions contemplated hereby.

Article IV

Representations and warranties of THE parent and THE merger sub

The Parent and the Merger Sub represent and warrant to Upgrade that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of the Parent and the Merger Sub. The Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Nevada. The Merger Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Merger Sub has made a valid election under the Code to be taxed as a corporation. Each of the Parent and the Merger Sub has full power (corporate or otherwise) and authority to enter into and perform its obligations under this Agreement and the Ancillary Documents to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Parent and the Merger Sub of this Agreement and any Ancillary Document to which they are or will be a party and the consummation by the Parent and the Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Parent and the Merger Sub and no other proceedings (corporate or otherwise) on the part of the Parent and the Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Merger and the other transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Parent and the Merger Sub, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of the Parent and the Merger Sub enforceable against the Parent and the Merger Sub in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. When each Ancillary Document to which the Parent or the Merger Sub is or will be a party has been duly executed and delivered by the Parent or the Merger Sub (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of the Parent or the Merger Sub enforceable against it in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

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Section 4.02 No Conflicts; Consents. The execution, delivery and performance by the Parent and the Merger Sub of this Agreement and the Ancillary Documents to which they are or will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Articles of Incorporation, or bylaws of the Parent or the certificate of formation or limited liability company agreement of the Merger Sub; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Parent or the Merger Sub; or (c) require the consent, notice or other action by any Person under any Contract to which the Parent or the Merger Sub is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Parent or the Merger Sub in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents to which the Parent and the Merger Sub are or will be a party and the consummation of the transactions contemplated hereby and thereby, except for the filing of the Certificate of Merger with the Secretary of State of Delaware and the Secretary of State of the State of Missouri, and approval of a Supplementary Listing Application by the NYSE American.

Section 4.03 No Prior Merger Sub Operations. The Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

Section 4.04 Brokers. No broker-dealer, finder or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of the Parent or the Merger Sub.

Section 4.05 Issuance of Shares. The Shares are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid, and nonassessable, free, and clear of all Encumbrances imposed by the Parent other than restrictions on transfer provided for in this Agreement, or under federal or state securities laws. The Parent has not issued any capital stock since its most recently filed report under the Exchange Act. To the Parent’s Knowledge, (i) no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement, (ii) the issuance of the Shares of the Parent will not obligate the Parent or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Member Representative), (iii) there are no outstanding securities or instruments of the Parent or any Subsidiary with any provision that adjusts the exercise, conversion, exchange, or reset price of such security or instrument upon an issuance of securities by the Parent or any Subsidiary, and (iv) there are no outstanding securities or instruments of the Parent or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings, or arrangements by which the Parent or any Subsidiary is or may become bound to redeem a security of the Parent or such Subsidiary, except as set forth in Schedule 4.05. All of the outstanding shares of capital stock of the Parent are duly authorized, validly issued, fully paid, and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares of capital stock was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of the Parent or others is required for the issuance of the Shares. There are no stockholders agreements, voting agreements, or other similar agreements with respect to the Parent’s capital stock to which the Parent is a party or, to the Parent’s Knowledge, between or among any of the Parent’s stockholders.

Section 4.06 Sufficiency of Funds. The Parent has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Earn-Out Payment (as may be adjusted pursuant to this Agreement) if and when due and to consummate the transactions contemplated by this Agreement.

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Section 4.07 Legal Proceedings. There are no Actions pending or, to the Parent’s or the Merger Sub’s Knowledge, threatened against or by the Parent, the Merger Sub or any of their respective the Affiliates that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.08 Subsidiaries. Schedule 4.08 sets forth all of the direct and indirect Subsidiaries of the Parent and, except as set forth therein, the Parent owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable, and free of preemptive and similar rights to subscribe for or purchase securities.

Section 4.09 Capitalization. Schedule 4.09 sets forth the capitalization of the Parent and the Merger Sub.

Section 4.10 SEC Reports; Financial Statements. The Parent has filed all reports, schedules, forms, statements, and other documents required to be filed by the Parent under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Parent was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis (except as set forth in the SEC Reports) or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Parent included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission (the “SEC”) with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that Interim Financial Statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Parent and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 4.11 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect on the Parent, (ii) the Parent has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business and (B) liabilities not required to be reflected in the Parent’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Parent has not altered its method of accounting, (iv) the Parent has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed, or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Parent has not issued any equity securities to any officer, director, or Affiliate, except pursuant to the Parent’s existing 2022 Amended and Restated Equity Incentive Plan (the “Plan”). The Parent does not have pending before the SEC any request for confidential treatment of information (excluding redactions permitted by Item 6.01 of Regulation S-K). Except for the issuance of the Parent’s Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists with respect to the Parent or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Parent under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Business Day prior to the date that this representation is made.

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Section 4.12 Compliance; Continued Performance. No fact, circumstance, or condition related to the Parent’s compliance with applicable Laws will, as of the Closing, prevent, materially delay, or materially impair (a) the novation, consent, or assignment of any Government Contract or Subcontract that is otherwise transferable under applicable Laws and Contract terms; or (b) the continued performance of any Government Contract or Subcontract, or any Contract with a customer performing therefor, by Merger Sub following the Closing.

Section 4.13 Environmental Laws. The Parent and its Subsidiaries (a) are in compliance in all material respects with all federal, state, local, and foreign Laws relating to Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, as well as all Environmental Laws; (b) to the Parent’s Knowledge have obtained and maintained in full force and effect all material Environmental Permits or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (c) are in compliance in all material respects with all terms and conditions of any such Environmental Permit except where in each clause (a), (b), and (c), the failure to so comply would not have or could not be reasonably expected to have a Material Adverse Effect on the Parent.

Section 4.14 Permits. To the Parent’s Knowledge the Parent and its Subsidiaries possess all Permits necessary in the conduct of their business, except where the failure to possess such Permits could not reasonably be expected to result in a Material Adverse Effect on the Parent, and neither the Parent nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Permit.

Section 4.15 Title to Assets. The Parent does not own any Real Property. To the Parent’s Knowledge, the Parent and its Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Parent and the Subsidiaries, in each case free and clear of all liens, except for (a) liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Parent and its Subsidiaries and (b) liens for the payment of federal, state, or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. To the Parent’s Knowledge, any Real Property and facilities held under lease by the Parent and the Subsidiaries are held by them under valid, subsisting, and enforceable leases with which the Parent and the Subsidiaries are in material compliance.

Section 4.16 Intellectual Property. To the Parent’s Knowledge, except as set forth in Schedule 4.16, the Parent and its Subsidiaries exclusively own (free and clear of all liens. and defects) or possess a valid license or other lawful right to use all Intellectual Property necessary, used or held for use to conduct its business as presently conducted and as presently proposed to be conducted. To the Parent’s Knowledge, each item of such Intellectual Property is valid and enforceable. To the Parent’s Knowledge, each of the licenses (in-bound or out-bound) of Intellectual Property or other Contracts (including settlement agreements) is valid and enforceable, and none of the Parent or its Subsidiaries and none of the counterparties to any such Contract, is in default or breach thereunder or thereof. The conduct of the business of the Parent and its Subsidiaries does not infringe, misappropriate, or otherwise violate or conflict with the Intellectual Property rights of others. To the Parent’s Knowledge, no third party is infringing, misappropriating, or otherwise conflicting with its Intellectual Property. Except as disclosed in Schedule 4.16, none of the Parent or its Subsidiaries are aware of any facts or circumstances which might give rise to any of the foregoing infringements, misappropriations, or other conflicts, or claims, actions, or proceedings. To the Parent’s Knowledge, each of the Parent and its Subsidiaries has taken reasonable measures to protect the secrecy, confidentiality, and value of all of its Intellectual Property rights, as applicable, and no unauthorized disclosure of any information comprising any Intellectual Property has occurred. To the Parent’s Knowledge, all present and former employees, consultants, and independent contractors of each of the Parent and its Subsidiaries that have been involved in the development of any Intellectual Property used in the business of the Parent and its Subsidiaries have entered into written agreements under which such Persons (a) agree to protect the trade secrets, know-how, and other confidential information of the Parent and its Subsidiaries, as applicable, and (b) assign to one of the Parent or its Subsidiaries, as applicable, all right, title, and interest in and to all Intellectual Property created by such Person in the course of his, her, or its employment or other engagement by the Parent or any of its Subsidiaries.

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Section 4.17 Insurance. Schedule 4.17 sets forth a list of all current Insurance Policies of the Parent. The Insurance Policies are in full force and effect and the Parent has no reason to believe that such Insurance Policies will not be in full force and effect as of the Closing Date. The Parent has not received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of the Insurance Policies. All premiums due on the Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Parent. All the Insurance Policies (a) are valid and binding in accordance with their terms; (b) to the Parent’s Knowledge, are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. Except as set forth on Schedule 4.17, there are no claims related to the business of the Parent pending under any Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. the Parent is not in default under, and has not otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are adequate based on the business of the Parent as it is conducted on the date hereof.

Section 4.18 Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Parent or any Subsidiary and none of the employees of the Parent or any Subsidiary is presently a party to any transaction with the Parent or any Subsidiary (other than for services as employees or independent contractors, officers, and directors), including any Contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of Real Property or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director, or such employee or any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member, or partner, in each case in excess of $120,000 other than for (a) payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Parent, and (c) other employee benefits, including equity awards under the Parent’s Plan.

Section 4.19 Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the SEC Reports the Parent and the Subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof. Except as set forth in the SEC Reports, the Parent and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Reports the Parent has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Parent and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Parent in the SEC Reports is recorded, processed, summarized, and reported, within the time periods specified in the SEC’s rules and forms. The Parent’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Parent as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Parent presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Parent and its Subsidiaries.

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Section 4.20 Listing and Maintenance Requirements. The Parent’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Parent has taken no action designed to, or is likely to have the effect of, terminating the registration of the Parent’s Common Stock under the Exchange Act nor has the Parent received any notification that the SEC is contemplating terminating such registration. The Parent has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Parent’s Common Stock is or has been listed to the effect that the Parent is not in compliance with the listing or maintenance requirements of such Trading Market. The Parent’s Common Stock is currently eligible for electronic transfer through The Depository Trust Company or another established clearing corporation and the Parent is current in payment of the fees to The Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

Section 4.21 Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect on the Parent, the Parent and its Subsidiaries each (a) has timely made or filed all United States federal, state, and local income and all non-U.S. income and franchise Tax Returns required by any jurisdiction to which it is subject, and all such Tax Returns are true, correct, and complete in all material respects; (b) has timely paid all Taxes and other governmental assessments and charges shown or determined to be due on such Tax Returns; (c) has set aside on its books provisions reasonably adequate for the payment of all material Taxes for periods subsequent to the periods to which such Tax Returns apply; (d) is not party to any pending or, to the Knowledge of the Parent, threatened audit, examination, or investigation by any Governmental Authority with respect to any material Tax liability; and (e) to the Knowledge of the Parent, has not taken any action, or failed to take any action, as of the date of this Agreement, or know of any fact, agreement, plan, or other circumstance existing as of the date of this Agreement that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Parent or of any Subsidiary know of no basis for any such claim.

Section 4.22 Foreign Corrupt Practices. To the Parent’s Knowledge, neither the Parent nor any Subsidiary, has (a) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment, or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by the Parent or any Subsidiary (or made by any person acting on its behalf of which the Parent is aware) which is in violation of law, or (d) violated in any material respect any provision of the FCPA.

Section 4.23 Data Privacy and Protection; Cybersecurity.

(a) The Parent and its Subsidiaries have complied in all material respects with all Parent privacy policies and with all applicable Laws and contracts to which they are a party relating to: (i) the privacy of customers or users of Parent’s products, any website, product or service operated by or on behalf of the Parent or its Subsidiaries; and (ii) the collection, storage, hosting, disclosure, transmission, transfer, disposal, other processing or security of any customer data or personal information by the Parent or its Subsidiaries or by third parties having authorized access to the records of the Parent or its Subsidiaries, with respect to each of the items specified in clauses (i) and (ii) in all material respects. To the Parent’s Knowledge, no claims have been asserted or, are threatened against the Parent or any Subsidiary alleging a violation of any Person’s privacy, confidentiality or other rights under any Parent privacy policy, under any contract, or under any Law relating to any customer data or personal information. With respect to any customer data and personal information, the Parent or its Subsidiaries have taken commercially reasonable measures (including implementing and monitoring compliance with respect to technical and physical security) designed to safeguard such data against loss and against unauthorized access, use, modification, disclosure or other misuse. To the Parent’s Knowledge there has been no unauthorized access to or other misuse of any customer data and personal information. Neither the Parent nor any Subsidiary has received any complaint from any Person (including any action letter or other inquiry from any Governmental Authority) regarding the Parent’s or any Subsidiary’s collection, storage, hosting, disclosure, transmission, transfer, disposal, other processing or security of customer data or personal information. To the Parent’s Knowledge there have been no facts or circumstances that would require the Parent or any Subsidiary to give notice to any customers, suppliers, consumers or other similarly situated Persons of any actual or perceived data security breaches pursuant to applicable Laws requiring notice of such a breach.

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(b) Without limiting the generality of the foregoing, the Parent and its Subsidiaries are compliant in all material respects with all Laws relating to data privacy and data protection, and the collection, storage, maintenance and transmission of personal data and health information, including, without limitation, the (i) the European General Data Protection Regulation, and (ii) all other applicable Laws relating to cybersecurity, data privacy and protection and/or customer data or personal information. the Parent is compliant with the agreements, terms and policies of, and has not reason to believe that it will not continue to have access to, the third party data hosting and transmission services and infrastructure it utilizes or anticipates utilizing in its operations as presently conducted or planned, including without limitation, Amazon Web Services, Google Cloud and Microsoft Azure Cloud.

(c) The Parent has complied with the SEC’s rules related to cybersecurity risks and related disclosures.

Section 4.24 Inspection; No Other Representations.

(a) Merger Sub is an informed and sophisticated Person, and has engaged expert advisors experienced in the evaluation and acquisition of companies such as Upgrade in connection with the transactions contemplated hereby. Merger Sub has undertaken such investigation and has evaluated the documents and information provided by Upgrade to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, Merger Sub acknowledges that (i) none of Upgrade, the Member Representative, nor any of their respective officers, directors, employees, agents, Affiliates or representatives (collectively, the “Company Parties”) is making any representation or warranty with respect to (A) any projections, estimates or budgets delivered to or made available to Merger Sub of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Upgrade or the future business and operations of Upgrade or (B) any information or documents made available to Merger Sub or its counsel, accountants or advisors with respect to Upgrade or any of its businesses, assets, liabilities or operations, except as expressly set forth in this Agreement and the documents contemplated herein and (ii) Merger Sub has not relied or will not rely upon any of the information described in subclauses (A) and (B) of clause (i) above or any other information, representation or warranty, except those representations or warranties set forth in this Agreement and the documents contemplated herein, in negotiating, executing, delivering and performing this Agreement and the transactions contemplated hereby. Merger Sub understands and agrees that it is acquiring Upgrade in the condition it is in at the Closing based upon Merger Sub’s own inspection, examination and determination of all matters related thereto, and without reliance upon any other express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Company Parties, except for the representations and warranties which are expressly set forth in this Agreement and the documents contemplated herein.

(b) Without limiting the generality of the foregoing, neither the Parent, the Merger Sub, nor any Affiliate of the Parent or the Merger Sub, nor any of their respective representatives, employees, officers, directors, managers, partners or direct or indirect equity holders, has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the business of the Parent, including due diligence materials, or in any presentation of the business of the Parent by management of the Parent or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder and deemed to be relied upon by the Merger Representative in executing, delivering and performing this Agreement and the transactions contemplated hereby. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by the Parent and its representatives, are not and shall not be deemed to be or to include representations or warranties of the Parent or the Merger Sub, and are not and shall not be deemed to be relied upon by the Member Representative in executing, delivering and performing this Agreement and the transactions contemplated hereby.

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Article V

Covenants

Section 5.01 Conduct of Business Prior to the Closing. From the date hereof until the Closing or such earlier date as this Agreement may be terminated in accordance with its terms, except as otherwise provided in this Agreement or consented to in writing by the Parent (which consent shall not be unreasonably withheld, conditioned or delayed), Upgrade shall (x) conduct the business of Upgrade in the ordinary course of business consistent with past practice; and (y) use reasonable best efforts to maintain and preserve intact the current organization, business and franchise of Upgrade and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with Upgrade. Without limiting the foregoing, from the date hereof until the Closing Date, Upgrade shall:

(a) take any action (or omit to take any action) which, if taken (or omitted to be taken) that would have been required to be listed on Schedule 3.07;

(b) accelerate, modify (other than in the ordinary course of business consistent with past practice) or terminate (other than terminations upon expiration in accordance with the terms thereof) any agreement listed or required to be listed on Schedule 3.08(a) and Schedule 3.09(b);

(c) use all funds received from the Parent or any Subsidiary, solely in the ordinary course of its business consistent with past practice; and shall not be used for distributions, redemptions, equity repurchases, loans to Affiliates or related parties, or other non-ordinary course purposes unless: (A) the Merger is terminated pursuant to Sections 9.01(a) or 9.01(b) of this Agreement; or (B) otherwise agreed to in writing by the Parent;

(d) enter into any binding agreement or otherwise commit to do any of the foregoing; and

(e) Notwithstanding the foregoing, nothing contained in this Agreement shall give Merger Sub, directly or indirectly, the right to control or direct the operations of Upgrade prior to the Closing. Prior to the Closing, Upgrade shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its operations and shall conduct its business in all respects in the ordinary course of business consistent with past practice. For the avoidance of doubt, Upgrade shall be permitted to pay down existing Indebtedness, if any, and shall not be permitted to make distributions or dividends of cash, other than as consented to in writing by the Parent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 5.02 Financial Statements.

(a) Upgrade will prepare and deliver to the Parent complete copies of Upgrade’s financial statements that have been audited by a PCAOB auditor in good standing, for the year ended December 31, 2025 (the “Audited Financial Statements”), and any Interim Financial Statements for any interim periods that will be reviewed by the same PCAOB auditor, that are required by the Exchange Act to be included by the Parent in its SEC Reports (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements will be prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be material to Upgrade) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements). The Financial Statements will be based on the books and records of Upgrade and will fairly present the financial condition of Upgrade as of the respective dates they were prepared and the results of the operations of Upgrade for the periods indicated. The balance sheet of Upgrade as of December 31, 2025 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the balance sheet of Upgrade as of March 31, 2026, and if applicable June 30, 2026, is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”. As of the date of the Audited Financial Statements, Upgrade will maintain a standard system of accounting established and administered in accordance with GAAP.

(b) The Parent is responsible for and will pay all costs and expenses associated with the audits and the preparation of the Audited Financial Statements. The Parent is responsible for and will reimburse Upgrade for its reasonable pre-audit costs and expenses associated with upgrading Upgrade’s financial books and records as may be required to prepare the financial statements for such audits.

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Section 5.03 Access to Information. From the date hereof until the Closing, Upgrade shall (a) afford the Parent and its representative reasonable access, upon reasonable notice and during regular business hours, to and the right to inspect all of the Real Property, properties, assets, premises, books and records, Contracts and other documents and data related to Upgrade; (b) furnish the Parent and its representative with such financial, operating and other data and information related to Upgrade as the Parent or any of its representative may reasonably request; and (c) instruct the representative of Upgrade to cooperate with the Parent in its investigation of Upgrade; provided, that the same does not (i) unduly disrupt the conduct of Upgrade’s business, (ii) violate any law, fiduciary duty, order, contract or permit applicable to Upgrade, or (iii) jeopardize any attorney-client or other legal privilege, and subject to existing confidentiality and non-disclosure obligations of Merger Sub.

Section 5.04 No Solicitation; No Acceptance of An Acquisition Proposal.

(a) Upgrade and the Member Representative shall not, and shall not authorize or permit any of its Affiliates or any of its or their representatives to, directly or indirectly, (i) solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Upgrade shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their representative to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than the Parent or any of its Affiliates) concerning (A) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving Upgrade; (B) the issuance or acquisition of any equity interests of Upgrade; or (C) the sale, lease, exchange or other disposition of any significant portion of Upgrade’s properties or assets.

(b) In addition to the other obligations under this Section 5.04, Upgrade shall promptly (and in any event within three Business Days after receipt thereof by Upgrade or its representative) advise the Parent orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c) In no event shall Upgrade or the Member Representative accept an Acquisition Proposal, and any Acquisition Proposal will be rejected unless this Agreement has been terminated under Article IX.

(d) Upgrade and the Member Representative agree that the rights and remedies for noncompliance with this Section 5.04 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Parent and that money damages would not provide an adequate remedy to the Parent.

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Section 5.05 Notice of Certain Events.

(a) From the date hereof until the Closing, Upgrade shall promptly notify the Parent in writing of:

(i) the occurrence or non-occurrence of any event that has resulted in, or could reasonably be expected to result in, (A) any representation or warranty made by Upgrade hereunder not being true and correct in any material respect; (B) individually or in the aggregate, a Material Adverse Effect; or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.02 to be satisfied;

(ii) any material failure of Upgrade, or any officer, director, employee, agent or representative of Upgrade, to comply with any covenant or agreement to be complied with in this Agreement made by Upgrade;

(iii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iv) any Actions commenced or, to Upgrade’s Knowledge, threatened against, relating to or involving or otherwise affecting Upgrade that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.16 or that relates to the consummation of the transactions contemplated by this Agreement.

(b) The Parent’s receipt of information pursuant to this Section 5.05 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Upgrade in this Agreement (including Section 8.02 and Section 9.01) and shall not be deemed to amend or supplement the Disclosure Schedules.

Section 5.06 Governmental Approvals and Consents.

(a) Each party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to such party or any of its Affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the Ancillary Documents. Each party shall cooperate fully with the other parties and their Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

(b) Upgrade shall use reasonable best efforts to give all notices to, and obtain all consents from, all third parties that are described in Schedule 3.03.

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(c) All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of any party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between Upgrade and Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with the other parties, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each party shall give notice to the other parties with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact.

(d) Notwithstanding the foregoing, nothing in this Section 5.06 shall require, or be construed to require, the Parent or any of its Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of the Parent, Upgrade or any of their respective Affiliates; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests which, in either case, could reasonably be expected to result in a Material Adverse Effect or materially and adversely impact the economic or business benefits to the Parent of the transactions contemplated by this Agreement; or (iii) any material modification or waiver of the terms and conditions of this Agreement.

Section 5.07 Closing Conditions. From the date hereof until the Closing, each party hereto shall use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof.

Section 5.08 Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Parent and Upgrade. Thereafter, except for a Form 8-K filed concurrently or after the date of this Agreement or unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 5.09 Further Assurances. At and after the Effective Time, the officers and managers of the Surviving Company shall be authorized to execute and deliver, in the name and behalf of Upgrade, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Upgrade, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Company any and all right, title and interest in, to and under any of the rights, properties or assets of Upgrade acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger.

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Section 5.10 Non-Compete; Non-Solicitation.

(a) Non-Compete; Non-Solicitation.

(i) The Member Representative acknowledges the highly competitive nature of the business of Upgrade and accordingly agrees that, in connection with the Merger, which will result in the acquisition by the Parent of Upgrade’s business and assets, including its goodwill and customer relationships, intellectual property and proprietary information, which the Parent considers to be valuable assets necessary for the Surviving Company to continue to operate its business following the Closing, and in exchange for the Merger Consideration payable to such Member Representative pursuant to this Agreement, which Merger Consideration shall constitute full consideration for the covenants and restrictions set forth herein, the Member Representative agrees, for a period of three (3) years from the Closing Date (the “Restricted Period”) not to (A) engage, directly or indirectly, in whole or in part, as an employee, employer, owner, operator, manager, advisor, consultant, agent, employee, partner, director, stockholder, officer, or any other similar capacity, in a Competitive Business within the States of California, Florida and Nevada; (B) solicit the customers of the Surviving Company: (1) not to conduct business with the Surviving Company, (2) to reduce the amount of business such customers conduct with the Surviving Company, or (3) to purchase products or services from a Competitive Business; (C) solicit the employees of the Surviving Company to leave the employ of the Surviving Company; or (D) use or disclose any Trade Secrets of the Surviving Company. Notwithstanding the foregoing, nothing in this Agreement shall prohibit the Member Representative from purchasing or owning less than 5% of the publicly-traded securities of any entity, provided that such ownership represents a passive investment and that the Member Representative is not a controlling person of, or a member of a group that controls, such entity or from making generalized searches for employees by the use of advertisements in the media or by retaining search firms to engage in generalized searches for employees not otherwise in contravention of this Agreement or any other Ancillary Document.

(b) The Member Representative acknowledges that the restrictions contained in this Section 5.10 are reasonable and necessary to protect the legitimate business interests of the Parent and constitute a material inducement to the Parent to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 5.10 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction or any order of an applicable Governmental Authority, then any court is expressly empowered to reform such covenant in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 5.10 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 5.11 Restricted Cash. At the Closing, the Parent shall purchase a $26 million United States treasury bill which it will hold pending determination of whether the Earn-Out has been met pursuant to Section 2.02(b). For avoidance of doubt, the Parent may buy treasury bills of any duration and can sell such investment as long as it immediately purchases another treasury bill of the same principal amount.

Section 5.12 Continued Employment of Member Representative. The Parent agrees that prior to the Earn-Out Payment Date, (i) it shall not terminate the Member Representative’s employment with the Parent except as pursuant to the Employment Agreement; and (ii) the Parent’s obligations regarding the Earn-Out Payment set forth in this Agreement are separate and distinct from the Employment Agreement. For the avoidance of doubt, if the Member Representative’s employment is terminated pursuant to the terms of the Employment Agreement, the provisions of Section 2.02(b) and Section 2.02(c) remain in full force and effect.

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Article VI

Tax matters

Section 6.01 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Ancillary Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by the Parent when due. Parent shall timely file any Tax Return or other document with respect to such Taxes or fees (and Member Representative shall cooperate with respect thereto as necessary).

Section 6.02 Tax Returns.

(a) The Member Representative will prepare and file (or cause to be prepared and filed) in a timely manner all income Tax Returns required to be filed by Upgrade after the Closing Date (after giving effect to any valid extensions of the due date for filing any such Tax Returns) for any Pre-Closing Tax Period that reflect Pass-Through Allocations that are required to be included on a Tax Return of the Member Representative (including the IRS Form 1120-S and any similar or analogous Tax Return for state, local or non-U.S. Tax purposes). Such Tax Returns will be prepared in a manner consistent with the Tax positions taken by Upgrade in prior years so long as such Tax positions are in compliance with applicable Law. The Member Representative will submit any such Tax Returns to Parent for review and comment at least thirty (30) days prior to the due date (after giving effect to any valid extensions). Within fifteen (15) days after receipt, Parent will give notice to the Member Representative of any dispute with respect to such Tax Returns. The Member Representative and Parent will promptly attempt to resolve any disputes; provided that if they are unable to do so within fifteen (15) days after delivery of such notice, such disputed items will be resolved by the Independent Accountant in the same manner as disputes with respect to the Earn-Out calculation under Section 2.02(c), applied mutatis mutandis. In preparing Tax Returns pursuant to this Section 6.02(a), the parties to this Agreement agree to apply the safe harbor election set forth in Internal Revenue Service Revenue Procedure 2011-29 to determine the amount of permitted deductions for any success-based fees included in Transaction Expenses.

(b) Parent will prepare and file (or cause to be prepared and filed) in a timely manner all Tax Returns required to be filed by Upgrade (after giving effect to any valid extensions of the due date for filing any such Tax Returns) after the Closing Date other than those described in Section 6.02(a). To the extent such Tax Returns are income Tax Returns of Upgrade for Straddle Periods that reflect Pass-Through Allocations that are required to be included on a Tax Return of the Member Representative, or are Tax Returns of Upgrade for a Pre-Closing Tax Period or Straddle Period that do not reflect Pass-Through Allocations but are prepared prior to the Closing (collectively, “Member Review Returns”), such Tax Returns will be prepared in a manner consistent with the Tax positions taken by Upgrade in prior years so long as such Tax positions are in compliance with applicable Law. In preparing Tax Returns pursuant to this Section 6.02(b), the parties to this Agreement agree to apply the safe harbor election set forth in Internal Revenue Service Revenue Procedure 2011-29 to determine the amount of permitted deductions for any success-based fees included in Transaction Expenses. Parent will submit any such Member Review Returns to the Member Representative for review and comment at least thirty (30) days prior to the due date (after giving effect to any valid extensions), and consider in good faith any reasonable comments of the Member Representative thereto. Within fifteen (15) days after receipt of such Tax Returns, the Member Representative will give notice to Parent of any dispute with respect to such Tax Returns. Parent and the Member Representative will promptly attempt to resolve any disputes with respect to such Tax Returns; provided that if they are unable to do so within fifteen (15) days after delivery of notice of the dispute, such disputed items will be resolved by the Independent Accountant in the same manner as disputes with respect to the Earn-Out calculation under Section 2.02(c), applied mutatis mutandis.

(c) To the maximum extent permitted by applicable Law, for purposes of determining allocations of income, gain, loss, deduction and credit of Upgrade on a pass-through basis (“Pass-Through Allocations”) for a taxable year that includes, but does not end on, the Closing Date, such taxable year of Upgrade shall be treated as ending at the end of the day on the Closing Date. In any jurisdiction in which a closing of the taxable year at the end of the Closing Date is not required or permitted for purposes of determining Pass-Through Allocations, all items of income, gain, loss, deduction and credit of Upgrade for the taxable year that includes the Closing Date shall be determined based on an interim closing of the books as of the end of the day on the Closing Date, to the maximum extent permitted by applicable Law. The Member Representative shall take into account for relevant Tax purposes and shall include on their Tax Returns their allocable shares of Pass-Through Allocations determined pursuant to this Section 6.02(c) for the taxable period (or portion thereof) ending at the end of the Closing Date.

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Section 6.03 Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Tax with respect to a Pre-Closing Tax Period for all purposes of this Agreement shall be determined in accordance with this Section 6.03:

(a) in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended at the end of the day on the Closing Date, determined as if Upgrade closed its books as of the end of the day on the Closing Date; provided, however, that any item of income, gain, loss, deduction, or credit that is attributable to an extraordinary or non-recurring transaction entered into or caused by Upgrade (or the Member Representative on behalf of Upgrade) outside the ordinary course of business on or prior to the Closing Date, including any transaction bonus, severance payment, or accelerated compensation deduction triggered in connection with the transactions contemplated by this Agreement, shall be allocated entirely to the Pre-Closing Tax Period; and

(b) in the case of other Taxes, deemed to be the amount of such Taxes for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the period from the beginning of the Straddle Period through and including the Closing Date and the denominator of which is the number of days in the entire Straddle Period; provided, however, that (A) with respect to any ad valorem or similar property Tax for which a lien or assessment date occurs prior to the Closing Date, such Tax shall be allocated entirely to the Pre-Closing Tax Period, and (B) any Taxes arising from or attributable to a specific transaction, act, or omission of Upgrade occurring prior to the Closing that would not have been incurred but for such transaction, act, or omission, shall be allocated entirely to the Pre-Closing Tax Period, regardless of when such Tax is assessed or becomes due and payable.

Section 6.04 Contests. If any Governmental Authority issues to Parent or Upgrade (i) a notice of its intent to audit, examine or conduct an Action with respect to any Tax Returns of Upgrade for any Pre-Closing Tax Period or Straddle Period that reflects Pass-Through Allocations required to be included on a Tax Return of Member Representative, or with respect to any other Income Tax Return of Upgrade for any Pre-Closing Tax Period or Straddle Period if the notice is issued prior to the Closing, or (ii) a notice of deficiency, a notice of its intent to assess a deficiency or a notice of proposed adjustment concerning any income Tax Returns of Upgrade for any Pre-Closing Tax Period or Straddle Period that reflects Pass-Through Allocations required to be included on a Tax Return of the Member Representative, or with respect to any other Income Tax Return of Upgrade for any Pre-Closing Tax Period or Straddle Period if the notice is issued prior to the Closing (the items set forth in clauses (i) and (ii), each a “Tax Claim”) and if the Member Representative can have any potential exposure to Taxes with respect to such Tax Claim (including the adjustment to any amount of Pass-Through Allocations to the Member Representative with respect to Upgrade), Parent shall notify the Member Representative within twenty (20) Business Days of the receipt of such communication; provided, that the failure to give such timely notice shall not relieve the Member Representative of any indemnification obligation hereunder, except and only to the extent that the Member Representative is actually and materially prejudiced by such failure to give timely notice. The Member Representative shall have the right, at the Member Representative’s sole cost and expense, to control, defend, settle and resolve the contest of any Tax Claim (a “Tax Contest”) relating to any Pre-Closing Tax Period that reflects Pass-Through Allocations required to be included on a Tax Return of the Member Representative, so long as the Member Representative provides written notice to Parent of its intent to control such Tax Contest within thirty (30) days after receiving notice of such matter; provided, that during such thirty (30)-day election period, Parent shall have the right (but not the obligation) to take any interim actions reasonably necessary to preserve the rights of the parties with respect to such Tax Contest, and Parent shall have the exclusive authority to control, defend, settle and resolve any Tax Contest that the Member Representative does not have the right to control (including any Tax Contest relating to any Straddle Period). If the Member Representative fails to give such notice within such time period, then Parent shall have the exclusive right to control such Tax Contest. Each of Parent and the Member Representative shall have the right to participate in a Tax Contest being defended against by the other at its sole expense and shall keep the other reasonably informed of the status of such Tax Contest (including providing copies of all material written correspondence with the IRS or other Tax authority regarding such matter). Notwithstanding anything to the contrary herein, (A) the Member Representative shall not be entitled to settle, either administratively or after the commencement of litigation, any Tax Contest without the prior written consent of Parent, which consent will not be unreasonably withheld, conditioned or delayed, provided, however, that no such settlement shall be agreed to if it would (1) materially and adversely affect the Tax attributes, Tax positions, or Tax liability of the Surviving Company or Parent for any post-Closing period, or (2) require the Surviving Company or Parent to adopt any Tax position inconsistent with positions taken for post-Closing periods, in each case without the prior written consent of Parent in its sole and absolute discretion, and (B) Parent shall not be entitled to settle, either administratively or after the commencement of litigation, any Tax Contest relating to any Pre-Closing Tax Period or Straddle Period without the prior written consent of the Member Representative, which consent will not be unreasonably withheld, conditioned or delayed.

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Section 6.05 Cooperation and Exchange of Information. The Member Representative, the Surviving Company and the Parent (and their Affiliates) shall provide each other with such cooperation and information as either of them reasonably may request of the others in filing any Tax Return pursuant to this Article VI or in connection with any audit or other proceeding in respect of Taxes of Upgrade. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of the Member Representative, the Surviving Company and the Parent shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of Upgrade for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by any of the other parties in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of Upgrade for any taxable period beginning before the Closing Date, the Member Representative, the Surviving Company or the Parent (as the case may be) shall use commercially reasonable efforts to provide the other parties with reasonable written notice and offer the other parties the opportunity to take custody of such materials.

Section 6.06 Tax Refunds. The Member Representative is, subject to the terms of this Agreement, entitled to all refunds (and the amount of any credits in lieu of refunds or any other reduction in liability for Tax payment), if any, that are received by Parent or Upgrade following the Closing and that are attributable to Taxes (including estimated or prepaid Taxes) paid by Upgrade with respect to any Pre-Closing Tax Period. If Parent, Upgrade or any Affiliate thereof receives such a refund (or a credit in lieu of a refund or any other reduction in liability for Tax payment), then within thirty (30) days after its receipt thereof Parent will, or will cause Upgrade (as applicable) to, deliver the same for the benefit of the Member Representative, net of (a) any Taxes payable by Parent, Upgrade or any Affiliate thereof with respect to such refund, (b) any reasonable out-of-pocket costs incurred in obtaining such refund, and (c) any amounts then owed by the Member Representative to any Parent Indemnitee pursuant to any pending or finally resolved indemnification claim under Article VIII. Upon the request of the Member Representative and at the Member Representative’s expense, Parent shall, and shall cause Upgrade to, work in good faith and use their commercially reasonable efforts to take any action reasonably requested by the Member Representative to obtain Tax refunds with respect to Tax Returns filed after the Closing Date with respect to Pre-Closing Tax Periods.

Section 6.07 Intended Tax Treatment. The parties intend that, for U.S. federal income tax purposes, the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”), and this Agreement is intended to constitute, and is hereby adopted as, a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a) with respect to the Merger. Each of the parties shall (i) report the Merger consistent with the Intended Tax Treatment on all Tax Returns and in all Tax proceedings, and (ii) not take any position on any Tax Return, in any Tax proceeding, or otherwise that is inconsistent with the Intended Tax Treatment, unless otherwise required by a Final Determination.

Section 6.08 Overlap. To the extent that any obligation or responsibility pursuant to Article VIII may overlap with an obligation or responsibility pursuant to this Article VI, the provisions of this Article VI shall govern with respect to the procedures, timing, and mechanics applicable to Tax matters; provided, however, that nothing in this Article VI shall limit or restrict the right of any Parent Indemnitee to recover Indemnified Taxes pursuant to Section 8.02(c) or otherwise limit the substantive indemnification rights of any Parent Indemnitee under Article VIII.

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Section 6.09 Certain Post-Closing Actions.

(a) Except with the prior written consent of the Member Representative (not to be unreasonably withheld, conditioned or delayed), or as otherwise required pursuant to Section 6.02(b), Parent shall not, and shall not permit any of its Affiliates (including the Surviving Company) to: (i) other than Tax Returns filed pursuant to Section 6.02(a) or Section 6.02(b), file or amend or otherwise modify any Tax Return of Upgrade relating to any Pre-Closing Tax Period or any Straddle Period, (ii) after the date any Tax Return of Upgrade for a Pre-Closing Tax Period or Straddle Period is filed pursuant to Section 6.02(a) or Section 6.02(b), file or amend or otherwise modify any such Tax Return, (iii) make or change any Tax election or Tax accounting method or practice with respect to or that has retroactive effect to a Pre-Closing Tax Period or Straddle Period of Upgrade, or (iv) initiate any voluntary disclosure (or other communication reasonably expected to have a similar effect) with any taxing authority with respect to Upgrade for a Pre-Closing Tax Period or Straddle Period, in each case, to the extent such action would be reasonably expected to increase the Tax liability of the Member Representative for a Pre-Closing Tax Period, effect a Pass-Through Allocation of the Member Representative for a Pre-Closing Tax Period, or otherwise result in any additional Tax or cost to the Member Representative; provided, however, that no such consent of the Member Representative shall be required for any amendment or disclosure required by a Final Determination, or for any amendment that reduces the Tax liability of the Member Representative.

(b) Without limiting Section 6.09(a), Parent shall not, and shall cause Merger Sub and the Surviving Company not to, (i) take any action after the Closing that would reasonably be expected to cause the Merger to fail to qualify for the Intended Tax Treatment, unless otherwise required by a Final Determination, or (ii) make any election under Section 338 of the Code or any similar provision of state, local, or non-U.S. Tax Law with respect to the Merger without the prior written consent of the Member Representative, which consent may be withheld in the Member Representative’s sole discretion; provided, however, that notwithstanding anything to the contrary herein, if Parent takes any such action without the Member Representative’s consent thereto, Parent shall indemnify and hold harmless the Member Representative from any additional Taxes payable by Member Representative resulting from such action, which shall be Member Representative’s sole and exclusive remedy with respect to any such additional Taxes.

(c) Parent shall not, and shall not permit any of its Affiliates (including the Surviving Company from and after Closing) to, during the period ending on the date that is thirty (30) days following the expiration of the applicable statute of limitations for the relevant Pre-Closing Tax Period (giving effect to any extensions or waivers thereof): (i) take any action after the time of Closing on the Closing Date that is outside the ordinary course of business of the Surviving Company (as conducted after the Closing) and not contemplated by this Agreement, or (ii) take any action on the Closing Date outside the ordinary course of business of the Surviving Company (as conducted after the Closing) that is specifically required to consummate the financing of the transactions contemplated by this Agreement and that would not have been taken but for the requirement to close such financing on the Closing Date, in each case to the extent that any such action described in clauses (i) or (ii) would reasonably be expected to: (A) increase the amount of Taxes for which the Member Representative could be liable pursuant to this Agreement; or (B) reduce the amount of any Tax refund or credit to which the Member Representative is entitled pursuant to Section 6.07; provided, however, that this Section 6.09(c) shall not apply to any action required solely by a Final Determination and, notwithstanding anything to the contrary herein, if Parent takes any such action without the Member Representative’s consent thereto, Parent shall indemnify and hold harmless the Member Representative from any Losses of Member Representative resulting from, related to, or caused by such action.

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Article VII

Conditions to closing

Section 7.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) The approval of this Agreement by the Member Representative as sole Upgrade member shall not be revoked.

(b) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(c) Upgrade shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 3.03, if applicable, and the Parent shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 4.02, if applicable, in each case, in form and substance reasonably satisfactory to the Parent and Upgrade, and no such consent, authorization, order and approval shall have been revoked.

(d) The Certificate of Merger required to be filed in Delaware and Missouri have been executed by the Merger Sub and the Member Representative.

(e) No Action shall have been commenced against the Parent, the Merger Sub, Upgrade, or the Member Representative, which would or reasonably might prevent the Closing

Section 7.02 Conditions to Obligations of the Parent and the Merger Sub. The obligations of the Parent and the Merger Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Parent’s waiver, at or prior to the Closing, of each of the following conditions:

(a) (i) The representations and warranties of Upgrade contained in Section 3.01, Section 3.02(a), Section 3.03(i), Section 3.04, Section 3.18, and Section 3.23 (the “Company Fundamental Representations”), the representations and warranties of Upgrade contained in this Agreement and the Ancillary Documents shall be true and correct as of the Closing Date (or if such representations and warranties expressly relate to a specific date, such representations and warranties shall be true and correct as of such date) in all respects (without giving effect to any limitation indicated by the words “Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) (except for inaccuracies that, individually and in the aggregate, have a de minimis effect), and (ii) each of the other representations in Article III shall be true and correct as of the Closing Date (or if such representations and warranties expressly relate to a specific date, such representations and warranties shall be true and correct as of such date), except where the failure of such representations and warranties to be true and correct have not had, in the aggregate, a Material Adverse Effect.

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(b) Upgrade shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement and each of the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements and covenants that are qualified by materiality, Upgrade and the Member Representative shall have performed such agreements and covenants, as so qualified, in all respects.

(c) Upgrade shall have provided all information reasonably requested by Parent to conduct due diligence and such information as received shall be satisfactory to Parent in its sole and absolute discretion.

(d) All approvals, consents and waivers that are required pursuant to Section 3.02 shall have been received, and executed counterparts thereof shall have been delivered to the Parent at or prior to the Closing.

(e) From the date of this Agreement, there shall not have occurred any Material Adverse Effect on Upgrade or the Member Representative, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

(f) Upgrade shall have delivered each of the Closing deliverables set forth in Section 2.04(a), and the Financial Statements, including the Audited Financial Statements and the Interim Financial Statements delivered pursuant to Section 5.02.

(g) Upgrade shall have made payment to holders of outstanding Indebtedness, if any, by wire transfer of immediately available funds of that amount of money due and owing from Upgrade to such holder of outstanding Indebtedness as set forth on the Closing Indebtedness Certificate.

Section 7.03 Conditions to Obligations of Upgrade. The obligations of Upgrade to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Upgrade’s waiver, at or prior to the Closing, of each of the following conditions:

(a) (i) Each of the representations and warranties of the Parent and the Merger Sub contained in Section 4.01, Section 4.02(a), Section 4.04 and Section 4.05 (the “Buyer Fundamental Representations”) shall be true and correct as of the Closing Date (or if such representations and warranties expressly relate to a specific date, such representations and warranties shall be true and correct as of such date) in all respects (except for inaccuracies that, individually and in the aggregate, have a de minimis effect) and (ii) each of the other representations in Article IV shall be true and correct as of the Closing Date (or if such representations and warranties expressly relate to a specific date, such representations and warranties shall be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct would not have, in the aggregate, a material adverse effect on the Parent’s ability to consummate the transactions contemplated by this Agreement.

(b) The Parent and the Merger Sub shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement and each of the Ancillary Documents to be performed or complied with by them prior to or on the Closing Date; provided, that, with respect to agreements and covenants that are qualified by materiality, the Parent and the Merger Sub shall have performed such agreements and covenants, as so qualified, in all respects.

(c) All approvals, consents and waivers that are required by Section 4.02 shall have been received, and executed counterparts thereof shall have been delivered to Upgrade at or prior to the Closing.

(d) The Parent shall have delivered each of the closing deliverables set forth in Section 2.04(b).

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Article VIII

Indemnification

Section 8.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is eighteen months from the Closing Date; provided, that (i) the Company Fundamental Representations and the Buyer Fundamental Representations shall survive until the date which is 60 days following the expiration of the applicable statute of limitations, and (ii) the representations and warranties set forth in Section 3.20, and all claims for Indemnified Taxes under Section 8.02(c), shall survive until the date that is 30 days following the expiration of the applicable statute of limitations for the relevant Tax period (giving effect to any extensions or waivers thereof). All covenants and agreements of the parties contained herein (other than any covenants or agreements contained in Article VI which are subject to Article VI) shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the Indemnified Party to the Indemnifying Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 8.02 Indemnification By the Member Representative. Subject to the other terms and conditions of this Article VIII, from and after Closing, the Member Representative shall indemnify and defend each of the Parent and its Affiliates (including the Surviving Company) and their respective representative (collectively, the “Parent Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Parent Indemnitees based upon, arising out of, with respect to or by reason of:

(a) the breach of any of the representations or warranties of Upgrade or the Member Representative contained in this Agreement or in any certificate or instrument delivered by or on behalf of Upgrade pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Upgrade or the Member Representative pursuant to this Agreement (other than any breach or non-fulfillment of any covenant, agreement or obligation in Article VI, it being understood that the sole remedy for any such breach or non-fulfillment shall be pursuant to Article VI);

(c) any Indemnified Taxes; or

(d) any Transaction Expenses of Upgrade and/or the Member Representative or Indebtedness of Upgrade outstanding as of the Closing to the extent not paid or satisfied by Upgrade or the Member Representative at or prior to the Closing, or if paid by the Parent or the Merger Sub at or prior to the Closing;.

To the extent that the Member Representative’s undertakings set forth in this Section 8.02 may be unenforceable, the Member Representative shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Parent Indemnitees.

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Section 8.03 Indemnification By the Parent. Subject to the other terms and conditions of this Article VIII, from and after Closing, the Parent shall indemnify and defend the Member Representative (the “Member Indemnitee”) against, and shall hold him harmless from and against, and shall pay and reimburse him for, any and all Losses incurred or sustained by, or imposed upon, the Member Indemnitee based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of the Parent and the Merger Sub contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Parent or the Merger Sub pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Parent or the Merger Sub pursuant to this Agreement (other than any breach or non-fulfillment of any covenant, agreement or obligation in Article VI, it being understood that the sole remedy for any such breach or non-fulfillment thereof shall be pursuant to Article VI); or

(c) any Transaction Expenses of Merger Sub and/or Parent.

To the extent that the Parent’s undertakings set forth in this Section 8.03 may be unenforceable, the Parent shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Member Indemnitee.

Section 8.04 Certain Limitations. The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations:

(a) The Member Representative shall not be liable to the Parent Indemnitees for indemnification under Section 8.02(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.02(a) exceeds $100,000 (the “Basket”), in which event the Member Representative shall be required to pay or be liable for all such Losses from the first dollar.

(b) The Parent shall not be liable to the Member Indemnitee for indemnification under Section 8.03(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.03(a) exceeds the Basket, in which event the Parent shall be required to pay or be liable for all such Losses from the first dollar.

(c) Notwithstanding the foregoing, the limitations set forth in Section 8.04(a) and Section 8.04(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any Company Fundamental Representations or Buyer Fundamental Representations.

(d) The maximum amount of indemnifiable Losses which may be recovered from the Member Representative pursuant to Section 8.02(a) shall be an aggregate amount equal to $7,800,000; provided, however, that the amount of indemnifiable Losses which may be recovered (A) in respect of breaches of the Company Fundamental Representations shall be capped at the Merger Consideration, and (B) in respect of fraud by the Member Representative shall not be capped.

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(e) The amount of any Losses subject to indemnification under Section 8.02 shall be calculated net of any insurance proceeds actually received a Parent Indemnitee on account of such Losses, less any related costs and expenses, including the aggregate cost of pursuing any related insurance claims and any related increases in insurance premiums or other chargebacks. The Parent Indemnitee shall use commercially reasonable efforts to seek recovery under insurance policies covering any Loss. In the event that an insurance or other recovery is made by any Parent Indemnitee with respect to any Loss for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery shall be promptly delivered to the Member Representative, less any related costs and expenses, including the aggregate cost of pursuing any related insurance claims and any related increases in insurance premiums or other chargebacks.

(f) Merger Sub, Parent and each Parent Indemnitee shall, and shall cause Upgrade to, take all reasonable steps to mitigate Losses for which indemnification may be claimed by them pursuant to this Agreement upon and after becoming aware of any event that could reasonably be expected to give rise to any such Losses to the extent required by applicable law.

(g) Anything herein to the contrary notwithstanding, no breach of any representation, warranty or covenant contained herein shall give rise to any right on the part of Parent, Merger Sub or Member Representative, after the consummation of the transactions contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.

(h) Any Loss for which any Parent Indemnitee is entitled to indemnification under Section 8.02 shall be determined without duplication of recovery by reason of the state of facts giving rise to such Loss constituting a breach of more than one representation, warranty or covenant.

(i) For purposes of this ARTICLE VIII (including for purposes of determining the existence of any inaccuracy in, or breach of, any representation or warranty and for calculating the amount of any Loss with respect thereto), any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality or other similar qualification contained in or otherwise applicable to such representation or warranty. For avoidance of doubt, this Section 8.04(i) shall not apply to the definition of Material Adverse Effect and the use of the word “material” in its definition.

Section 8.05 Indemnification Procedures. The party making a claim under this Article VIII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”. For purposes of this Article VIII, (a) if the Parent (or any other Parent Indemnitee) comprises the Indemnified Party, any references to Indemnifying Party shall be deemed to refer to the Member Representative, and (b) if the Parent comprises the Indemnifying Party, any references to the Indemnified Party shall be deemed to refer to the Member Representative.

(a) Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 10 calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is damaged by the delay. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of one (1) counsel to the Indemnified Party. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third-Party Claim, the Indemnified Party may pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. The Member Representative and the Parent shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

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(b) Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, which may not be unreasonably withheld conditioned or delayed. If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that any such settlement, compromise or consent to judgment consists solely of monetary obligations to be funded by the Indemnifying Party, which does not require an admission of wrongdoing by any Indemnified Party, and which includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party from all liability in respect of such Third-Party Claim. In no event shall an Indemnified Party which has not assumed the defense settle any Third-Party Claim without the consent of the Indemnifying Party.

(c) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Surviving Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 8.06 Payments.

(a) Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VIII, the Indemnifying Party may satisfy its obligations within five days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such five Business Day period, such obligations shall be satisfied as set forth below. Any amount payable to an Indemnified Party shall accrue interest beginning 15 days from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to and including the date such payment has been made at a rate per annum equal to 8.0%. Such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed, without compounding.

(b) Any Losses payable to the Member Representative pursuant to Article VIII shall be satisfied by the Parent by wire transfer of immediately available funds to the Member Representative within 15 days of the amount of Losses being final.

(c) Any Losses payable to a Parent Indemnitee pursuant to Article VIII shall be satisfied by a setoff from the Earn-Out Payment. To the extent the Earn-Out Payment has been made prior to the final determination of any claim with respect to Losses payable to a Parent Indemnitee, such claim shall be satisfied directly by the Member Representative by wire transfer of immediately available funds to the Member Representative within 15 days of the amount of Losses being final.

Section 8.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Merger Consideration for Tax purposes, unless otherwise required by Law.

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Article IX

Termination

Section 9.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Upgrade and the Parent;

(b) by the Parent, upon written notice to the Member Representative, if the transactions contemplated by this Agreement have not been consummated on or before November 3, 2026(the “Drop Dead Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(b) shall not be available to the Parent in the event its material breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of, or primarily resulted in, the failure of the transactions contemplated by this Agreement to be consummated on or before the Drop Dead Date;

(c) by Upgrade, upon written notice to the Parent, if the transactions contemplated by this Agreement have not been consummated on or before the thirtieth (30th) day after the last of the conditions to Closing set forth in Section 7.02 have been satisfied or waived by the Parent (the “Upgrade End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(b) shall not be available to Upgrade in the event its material breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of, or primarily resulted in, the failure of the transactions contemplated by this Agreement to be consummated on or before the Upgrade End Date;

(d) by the Parent by written notice to the Member Representative if neither the Parent nor the Merger Sub is then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Upgrade or the Member Representative pursuant to this Agreement that would reasonably be expected to result in Losses in excess of $15,000,000 and such breach, inaccuracy or failure has not been cured within 30 days of the Member Representative’s receipt of written notice of such breach from the Parent;

(e) by the Parent or Upgrade if there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 9.02 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 9.01, this Agreement shall forthwith become null and void and there shall be no liability on the part of any party hereto except:

(a) that the obligations set forth in this Article IX and Article X hereof shall survive termination; and

(b) that nothing herein shall relieve any party hereto from liability for (A) any payment owed pursuant to Section 9.02(b), (B) fraud, or (C) any willful and material breach of any provision hereof.

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Article X

Miscellaneous

Section 10.01   Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.02   Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given to the extent practicable (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by e-mail if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, in either case with delivery confirmed by non-automatic means. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

If to Upgrade or the Member Representative:	DroneNX, LLC d/b/a Upgrade Energy 20900 Normandie Avenue Unit D Los Angeles, CA 90502 Attention: Matthew Barnard, Chief Executive Officer E-mail: matt@upgradeenergytech.com
with a copy not constituting notice to:	K&L Gates LLP 200 S Biscayne Blvd. Miami, FL 33131 Attention: Clayton Parker, Esq. E-mail: clayton.parker@klgates.com
If to the Parent or the Merger Sub:	Unusual Machines, Inc. 5728 Major Boulevard, Suite 250 Orlando, Florida 32819 Attention: Allan Evans, Chief Executive Officer E-mail: allan@UnusualMachines.com
with a copy not constituting notice to:	Nason Yeager Gerson Harris & Fumero, P.A. 3001 PGA Boulevard, Suite 305 Palm Beach Gardens, FL 33410 Attention: Michael D. Harris, Esq. E-mail: mharris@nasonyeager.com

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Section 10.03   Interpretation. For purposes of this Agreement, unless otherwise expressly provided, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole; and (d) references herein: (i) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.04   Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05   Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.06   Entire Agreement. This Agreement and the Ancillary Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.07   Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 10.08   No Third-Party Beneficiaries. Except as provided in Article VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09   Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by the parties at any time prior to the Effective Time. Any failure of the Parent or the Merger Sub, on the one hand, or Upgrade or the Member Representative, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Upgrade and the Member Representative (with respect to any failure by the Parent or the Merger Sub) or by the Parent or the Merger Sub (with respect to any failure by Upgrade or the Member Representative), respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

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Section 10.10   Governing Law; Submission to Exclusive Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

(b) Any Action arising out of or based upon this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall be instituted in the federal or state courts located in Orlando, Florida, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such Action. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any Action brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Action in such courts and irrevocably waive and agree not to plead or claim in any such court that any such Action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) Each party acknowledges and agrees that any controversy which may arise under this agreement or the ancillary documents is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of an Action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.10(c).

Section 10.11   Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity without having to plead or prove irreparable harm or lack of adequate remedy at law and without having to post a bond or other security.

Section 10.12   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized officers.

DroneNX LLC, d/b/a Upgrade Energy By: /s/ Matthew Barnard Name: Matthew Barnard Title: Manager E-mail: matt@upgradeenergytech.com
Matthew Barnard, solely in his capacity as Member Representative /s/ Matthew Barnard Matthew Barnard
Unusual Machines, Inc. By: /s/ Allan Evans Name: Allan Evans Title: Chief Executive Officer
Upgrade Energy LLC
By: /s/ Allan Evans Name: Allan Evans Title: Managing Member

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Exhibit A

Form of Registration Right Agreement

[see attached]

FORM OF

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of ___________, 2026 by and among Unusual Machines, Inc., a Nevada corporation (the “Parent”), and Matthew Barnard, the Member Representative (as defined in the Merger Agreement, as defined below).

WHEREAS, the Parent has agreed to provide certain registration rights to the Member Representative in order to induce the Member Representative to enter into that certain Agreement and Plan of Merger by and among the Parent, the UMAC Merger Sub, Upgrade, and the Member Representative] dated as of the date hereof (the “Merger Agreement”).

Now, therefore, in consideration of the mutual promises and the covenants as set forth herein, the parties hereto hereby agree as follows:

1. Definitions. Unless the context otherwise requires, capitalized words and terms used herein without definition and defined in the Merger Agreement are used herein as defined therein. Notwithstanding the foregoing, as used herein the capitalized words and terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined:

“Agreement” means this Registration Rights Agreement, as the same may be amended, modified, or supplemented in accordance with the terms hereof.

“Board” means the Board of Directors of the Parent.

“Excluded Forms” means Registration Statements under the Securities Act on Forms S-4 and S-8 or any successors.

“Filing Date” has the meaning assigned to it in Section 3(a) of this Agreement.

“Member Representative” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Merger Agreement” has the meaning assigned to it in the Recitals of this Agreement.

“Parent” has the meaning assigned to it in the introductory paragraph of this Agreement.

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“Proposed Registration” means any proposed Registration Statement to be filed pursuant to this Agreement.

The terms “register” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement on a form other than any of the Excluded Forms in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

“Registration Statement” means any registration statement filed by the Parent on behalf of the Member Representative that covers the resale of Registrable Securities under the provisions of this Agreement.

“Registrable Securities” means as of any date of determination, (a) the Shares to be acquired by the Member Representative pursuant to the Merger Agreement as Merger Consideration, and (b) any securities of the Parent issued with respect to such Shares by way of any stock dividend or stock split or in connection with any merger, combination, recapitalization, share exchange, consolidation, reorganization, or other similar transaction.

“Representatives” means all shareholders, officers, directors, members, managers, partners, employees and agents of a party to the Merger Agreement.

“Rule 144” has the meaning assigned to it in Section 7 of this Agreement.

“SEC” means the U.S. Securities and Exchange Commission or any other governmental body at the time administering the Securities Act.

“SEC Guidance” means (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff regarding the applicability of Rule 415 and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933 (or successor statute).

“Selling Expenses” means all selling commissions, underwriting discounts fees and, other fees paid by the Member Representative to a broker-dealer, finder’s fees, and stock transfer taxes applicable to the Registrable Securities contained in a Registration Statement for the benefit of the Member Representative.

“Trading Days” means a day on which the principal Trading Market is open for Trading for at least four and one-half hours.

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2. Required Registration. Within 30 days after Closing, the Parent shall file with the SEC a Registration Statement on Form S-3 or, if the Parent is not then eligible to use Form S-3, on Form S-1, or any successor form covering the sale of all of the Registrable Securities.

3. Obligations of the Parent. If and whenever the Parent is required by the provisions hereof to effect or cause the registration of any Registrable Securities under the Securities Act as provided herein, the Parent shall:

(a) prepare and file with the SEC within the timeframe specified in Section 2 (the “Filing Date”), a Registration Statement with respect to such Registrable Securities, and use commercially reasonable efforts to cause such Registration Statement to become effective within 60 days after the Filing Date if such Registration Statement is reviewed by the Staff of the SEC or as soon as reasonably practicable if it is not (the “Effectiveness Period”), provided that before filing a Registration Statement or any amendment or supplement thereto, the Parent will at least two Trading Days prior to making any such filing furnish to the Member Representative a copy of the Registration Statement, as amended if applicable and any response letter or other correspondence to the Staff of the SEC proposed to be filed or submitted, and provide the Member Representative with a reasonable opportunity to review and provide comments or input on such Registration Statement and response letter or other correspondence, and address such comments or input so received from the Member Representative in good faith, prior to filing or submitting such documents. Notwithstanding anything to the contrary set forth herein, the Member Representative shall have the ability to approve, prior to filing or submission of any of the foregoing materials, any disclosure or communication with the SEC which directly relates to the Member Representative and the sale of Registrable Securities, provided that such approval should not be unreasonably withheld or delayed.

(b) subject to complying with Section 3(a), prepare and file with the SEC such amendments to any such Registration Statement (including post-effective amendments) and supplements to the prospectus included therein as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act during the Effectiveness Period;

(c) furnish to the Member Representative such number of copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as the Member Representative may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Member Representative;

(d) make such filings under the securities or blue sky laws of such states as the Member Representative may reasonably request to enable the Member Representative to consummate the sale;

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(e) promptly notify the Member Representative at any time when a prospectus relating to their Registrable Securities is required to be delivered under the Securities Act, of the Parent’s becoming aware that the prospectus included in the related Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to the Member Representative a reasonable number of copies of a prospectus supplement or amendment so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In such event, the Parent shall use its reasonable best effort to file a Form 8-K or amended prospectus or prospectus supplement in order to permit the Member Representative to be able to sell the Registrable Securities, which shall prior to filing first be provided to the Member Representative with a reasonable opportunity to review and provide comments and input;

(f) otherwise comply with all applicable rules and regulations of the SEC and to perform its obligations hereunder;

(g) cause the Registrable Securities to continue to be listed on the Principal Market;

(h) provide a transfer agent for all Registrable Securities and promptly pay all fees and costs of the transfer agent;

(i) provide a CUSIP number for all Registrable Securities, in each case not later than the effective date of the applicable Registration Statement;

(j) notify the Member Representative of any stop order threatened or issued by the SEC and take all actions reasonably necessary to prevent the entry of such stop order or to remove it if entered;

(k) promptly email the Member Representative copies of all comment letters, response letters and other communications from and with the Staff of the SEC, use its reasonable best efforts to file an amendment to a Registration Statement, after receipt of a comment letter or oral comments, subject in each case to the Member Representative’s right to receive, review and provide comments and input on such documents or communications prior to their respective filing or submission, as applicable and request acceleration of the effectiveness of the Registration Statement within four Trading Days after the Parent or its counsel has been advised that the Staff of the SEC will not review or has no further comments thereon; and

(l) request acceleration of the effectiveness of the Registration Statement within four Trading Days after the Parent or its counsel has been advised that the Staff of the SEC will not review such Registration Statement or has no further comments thereon.

For purposes of this Agreement, any requirement on the part of the Parent to provide, furnish copies of, notify and give an opportunity to provide comments or input regarding the Registration Statement, amendments, supplements, correspondence or other documents and communications to or with the SEC relating to the Registration Statement or otherwise contemplated by this Agreement to a the Member Representative shall be deemed to include the Member Representative’s legal counsel, in addition to the Member Representative.

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4. Other Procedures.

(a) until the earlier of (i) the sale or other disposition of all Registrable Securities, or (ii) two years following the effectiveness of the Registration Statement. In consideration of the Parent’s obligations under this Agreement, the Member Representative agrees that, upon receipt of any notice from the Parent of the happening of any event of the kind described in Section 3(e) herein, the Parent Representative shall forthwith discontinue its sale of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Member Representative’s receipt of the copies of the supplemented or amended prospectus contemplated by said Section 3(e).

(b) The Parent’s obligation to file any Registration Statement or amendment including a post-effective amendment, shall be subject to the Member Representative, as applicable, furnishing to the Parent in writing such information and documents regarding the Member Representative and the distribution of the Member Representative’s Registrable Securities as may reasonably be required to be disclosed in the Registration Statement in question by the rules and regulations under the Securities Act or under any other applicable securities or blue sky laws of the jurisdiction referred to in Section 3(d) herein. The Parent’s obligations are also subject to the Member Representative promptly executing any representation letter concerning compliance with Regulation M under the Exchange Act (or any successor rule or regulation). If the Member Representative fails to provide all of the information required by this Section 4(b), the Parent shall have no obligation to include its Registrable Securities in a Registration Statement or it may withdraw the Member Representative’s Registrable Securities from the Registration Statement without incurring any penalty or otherwise incurring liability to the Member Representative.

(c) If as result of an SEC Staff policy, rule, or regulation or for any other reason, the Parent is unable to register all Registrable Securities in one Registration Statement, then upon the earlier of 30 days (or such earlier time as is permitted by the Staff of the SEC or any rule of the SEC) after any Registration Statement filed pursuant to this Agreement is declared effective by the SEC, the Parent shall file another Registration Statement including all of the remaining Registrable Securities of the Member Representative, in which event the conditions of this Agreement shall apply; provided, however, in no event shall the Parent delay the effective date of any Registration Statement for more than four Trading Days after receipt of notice from the SEC Staff that it will either not review a Registration Statement or it has no further comments with respect to a Registration Statement.

(d) The Parent shall not include any securities for any other shareholder in any registration statement other than Registrable Securities for the Member Representative in any Registration Statement.

5. Registration Expenses. In connection with any registration of Registrable Securities pursuant to Section 2, the Parent shall, whether or not any such registration shall become effective, from time to time, pay all expenses (other than Selling Expenses and the legal fees and expenses of the Member Representative) incident to its performance of or compliance, including, without limitation, all registration, and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, printing and copying expenses, messenger and delivery expenses, fees and disbursements of counsel for the Parent and all independent public accountants and other Persons retained by the Parent.

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6. Indemnification.

(a) In the event of any registration of any Shares of common stock under the Securities Act pursuant to this Agreement, the Parent shall indemnify, defend and hold harmless the Member Representative and his successors and assigns, from and against any losses, claims, damages or liabilities, joint or several, to which the Member Representative and his successors and assigns may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Parent of the Securities Act, the Exchange Act, or state securities or blue sky laws or relating to action or inaction required of the Parent in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. If the Parent fails to defend the Member Representative and his successors and assigns, as applicable, as required by Section 6(c) herein, it shall reimburse (after receipt of appropriate documentation) the Member Representative and his successors and assigns for any legal fees (limited to one law firm) or any other reasonable and documented out-of-pocket expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Parent shall not be liable to the Member Representative or his successors or assigns in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement, a preliminary prospectus, a prospectus, or amendment or supplement or any document incident to registration or qualification of any Registrable Securities pursuant to this Agreement in reliance upon and in conformity with written information furnished to the Parent by the Member Representative or his successors or assigns specifically for use in the preparation thereof.

(b) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Member Representative shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a)) the Parent, each director of the Parent, each officer of the Parent who signs such Registration Statement, the Parent’s attorneys and auditors and any Person who controls the Parent within the meaning of the Securities Act, from and against any loss, claim, damage or liability that arises out of or is based upon any untrue statement or omission from such Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if and to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Parent by the Member Representative specifically for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 6(a) or (b), such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action. The indemnifying party shall be relieved of its obligations under this Section 6(c) if and to the extent that the indemnified party delays in giving notice and the indemnifying party is damaged or prejudiced by the delay. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so as to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the indemnifying party in connection with the defense thereof, provided, however, that, if counsel for an indemnified party shall have reasonably concluded that there is an actual or potential conflict of interest between the indemnified party and the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party for the reasonable and documented fees and expenses of one law firm retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 6. Provided, further, that in no event shall any indemnification by the Member Representative under this Section 6 exceed the net proceeds from the sale of Registrable Securities received by the Member Representative. No indemnified party shall make any settlement of any claims indemnified against hereunder without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event that any indemnifying party enters into any settlement without the written consent of the indemnified party, the indemnifying party shall not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release of such indemnified party from all liability in respect to such claim or litigation.

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(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which (i) any indemnified party makes a claim for indemnification pursuant to this Section 6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required in circumstances for which indemnification is provided under this Section 6; then, in each such case, the Parent and the Member Representative shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Parent and the Member Representative in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission (or avoid the conduct or take an act) which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro-rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) the Member Representative shall not be required to contribute any amount in excess of the net proceeds to him of all Registrable Securities sold by him pursuant to such Registration Statement, and (ii) no Person who is guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

7. Rule 144. As long as the Member Representative holds restricted securities (as that term is used in Rule 144), the Parent covenants that it will (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times, (ii) file in a timely manner the reports and other documents required to be filed under the Securities Act or the Exchange Act and the rules and regulations adopted by the SEC thereunder, (iii) furnish to the Member Representative promptly upon request (x) a written statement by the Parent as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Parent, and (z) such other information as the Member Representative may reasonably request, and (iv) cooperate with the Member Representative and respond as promptly as possible to any requests from the Member Representative in connection with Rule 144 transfers of restricted securities, in each case to enable the Member Representative to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC (collectively, “Rule 144”); provided, however, nothing contained in this Section 7 or elsewhere in this Agreement shall prevent the Parent from consummating a transaction in which another entity acquires it through a merger or similar transaction.

8. Severability. In the event any parts of this Agreement are found to be illegal, unenforceable or void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the illegal, unenforceable or void parts were deleted.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual, facsimile or “.pdf” signature.

10. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

11. Notices and Addresses. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Merger Agreement.

12. Attorneys’ Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding relating to this Agreement is filed, the prevailing party shall be entitled to an award by the court of reasonable attorneys’ fees, costs and expenses.

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13. Entire Agreement; Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement of the change, waiver discharge or termination is sought.

14. Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

15. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed in accordance with the Merger Agreement.

16. Amendments and Waivers. Any amendments to or waivers with respect to this Agreement shall be made in accordance with Section [10.09] of the Merger Agreement.

17. Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

Parent:

Unusual Machines, Inc.:

By: _______________________

Name: Allan Evans

Title: Chief Executive Officer

Member Representative:

By: _______________________

Name: Matthew Barnard

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